AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2019
REGISTRATION NO. 333-227972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)
(Formerly known as HeadTrainer, Inc.)

Wyoming	7370	80-0873491
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196
Charlotte, NC 28203
(980) 875-4199

(Address and telephone number of principal executive offices)

Incorp Services, Inc.
1910 Thomas Avenue
Cheyenne, WY 82001

(Name, address and telephone number of agent for service)

Copies to:

Peter Campitiello, Esq.
Kane Kessler, P.C.
666 Third Avenue
New York, NY 10017
Tel: 212-519-5109
Fax: 212-245-3009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, $0.001 par value per share	5,400,000	(1)	$0.17	$918,000	$$111.26

Total	5,400,000	(1)	$0.17	$918,000	$$111.26

(1)
Consists of up to 5,000,000 shares of Common Stock to be sold to Triton Funds LP under the Equity Purchase Agreement dated August 29, 2018 and 400,000 issued and outstanding shares of Common Stock that have been donated to Triton Funds LLC.

(2)
The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon the closing price of $0.17 per share of the Registrant’s Common Stock on the OTCQB Market on October 23, 2018.

(3)	Calculated pursuant to Rule 457(o) and based on the closing price per share of $0.17 for the Registrant’s Common Stock on October 23, 2018 as reported by the OTCQB.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 11, 2019

XSPORT GLOBAL, INC.
5,400,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 5,400,000 shares of common stock, par value $0.001, of XSport Global, Inc., a Wyoming corporation (the “Company” or the “Registrant”), by Triton Funds LP (“Triton”) and Triton Funds LLC (“Triton Manager” and, together with Triton, the “Selling Stockholders” or the “Triton Entities”).

The shares of common stock being offered by the selling stockholders have been issued to the Triton Manager or may be issued pursuant to the purchase agreement dated August 28, 2018, as amended, that we entered into with Triton. See “The Triton Transaction” in “Selling Stockholder” for a description of that agreement and “Selling Stockholder” for additional information regarding the Triton Entities. The prices at which the Triton Entities may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The total amount of shares of Common Stock which may be sold pursuant to this Registration Statement would constitute 5,400,000 shares of the Company’s Common Stock, assuming that the Selling Stockholders will sell all the shares offered for sale.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the OTC Marketplace, under the symbol “XSPT”. On April 1, 2019, the last reported sale price of our common stock on the OTC Marketplace was $0.045.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 5 of this prospectus before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2019.

XSPORT GLOBAL, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our Common Stock.

About Us

XSport Global, Inc. (the “Company”, “XSport Global”, “we”, “us” or “our”), formerly known as HeadTrainer, Inc. (“HeadTrainer”), was incorporated on December 10, 2012, under the laws of the State of Wyoming. XSport Global is a youth and collegiate sports technology and media holding company focused on developing disruptive sports-centric technologies and related media projects around the world, where sports industries and players are highly regarded. We seek to help athletes achieve their full potential through cognitive training, careers, genetics, recruiting and more. Our flagship company, HeadTrainer, was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial, and adult sports markets. The mobile platform was designed and developed in careful coordination with a team of professionals from the fields of science and medicine, and world-class athletes from a variety of sports.

On August 28, 2017, our Board of Directors approved a reverse stock split of our issued and authorized shares of common on the basis of three (3) shares for one (1) new share.  Our shareholders approved the reverse split through a special meeting held on November 2, 2017.  FINRA effected the reverse stock split in July 2018.  Our authorized common stock remained unchanged with 500,000,000 shares of common stock.  No fractional shares were issued in connection with the reverse stock split.  Additionally, the Board of Directors and shareholders approved the authorization of 10,000,000 shares of blank check preferred stock with a par value of $0.001 per share. All share or per share information included in this registration statement gives effect to the reverse split.

The Company was considered a shell company until February 8, 2016 when its former Chief Executive Officer acquired the majority of voting control of the Company and adopted the business of TeleHealthCare.

On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of HeadTrainer, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 17,500,000 post-split newly-issued shares of Common Stock of the Company (the “Merger Shares”). As a result of the Merger, HeadTrainer became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 15,666,666 post-split shares (leaving approximately 7,957,666 post-split shares remaining prior to the Merger), and the sale of approximately 3,451,322 post-split shares at the Merger to accredited investors, the stockholders of HeadTrainer, Inc. became beneficial owners of approximately 61% of our issued and outstanding common stock.

As a result of the Merger, the 17,500,000 post-split newly-issued shares were issued to the pre-existing HeadTrainer shareholders for all the outstanding shares of HeadTrainer common stock. HeadTrainer assumed net liabilities totaling $194,632, with the remaining assets and liabilities assumed by MD Capital Advisors, Inc., a Company owned by TeleHealthCare’s former CEO, in a Split-Off Agreement.

At the effective time of the Merger, our Board of Directors and officers were reconstituted by the resignation of Derek Cahill and the appointment of Bob Finigan, Maurice Durschlag and Jay Bilas. Subsequently, on October 16, 2017, Mr. Jay Bilas resigned from our Board of Directors.

At the Merger, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to (i) change our name to HeadTrainer, Inc.; (ii) to increase the number of our authorized shares of capital stock to 510,000,000 shares, of which 500,000,000 shares shall be common stock and 10,000,000 shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.  Our business plan has shifted to mobile applications for athletes of all ages and all skill levels, designed to engage and improve cognitive abilities.  We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.

On August 28, 2018, the Company acquired all of the outstanding capital stock (the “Shares”) of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price for the Shares was 700,000 shares of our Common Stock and $30,000 consisting of two promissory notes for $15,000 each (the “Notes”). The first promissory note for $15,000 is to be delivered at closing and due within 12 months of the closing. The second promissory note for $15,000 is to be delivered to the Seller no later than the 12 month anniversary of the closing and due within 12 months after issuance, with 250,000 shares held in escrow for two years.  Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Our business plan is to become a leading youth sports technology and media company, founded to further the success of youth and collegiate sport athletes around the world through leading sciences, innovative technologies, and pioneering digital media. We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets. Additionally, the company is currently in development of a strategic approach to Genetics and personalized health supplementation.

About This Offering

On August 29, 2018, we entered into a purchase agreement with Triton, which was subsequently amended on January 7, 2019, and which amended agreement we refer to in this prospectus as the Purchase Agreement, pursuant to which Triton has agreed to purchase from us up to $1,000,000 of our common stock (subject to certain limitations).  Also on August 29, 2018, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Triton, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Triton under the Purchase Agreement. In connection with our entry into the Purchase Agreement, we also issued 400,000 shares of our common stock to Triton Manager, Triton’s fund manager.

We do not have the right to commence any sales to Triton under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part.   Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Triton. The purchase price of the shares that may be sold to Triton under the Purchase Agreement will be based on 70% of the volume-weighted average price of our common stock during the 5 trading days prior to a closing date. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price.  Triton may not assign or transfer its rights and obligations under the Purchase Agreement.

As of April 11, 2019, there were approximately 40,250,649 shares of our common stock outstanding, of which approximately 21,772,354 shares were held by non-affiliates, including the 400,000 shares that we have already issued to the Triton Manager.  Triton may not assign or transfer its rights and obligations under the Purchase Agreement.  If all of the 5,400,000 shares offered by the Triton Entities under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 11.9% of the total number of shares of our common stock outstanding and 24.8% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than 5,000,000 shares to Triton, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by the Triton Entities is dependent upon the number of shares we sell to Triton under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Triton.

For more detailed information on the transaction with the Triton Entities, please see “The Triton Transaction” in “Selling Stockholders” below.

Securities Offered

Common stock to be offered by the selling stockholder	5,400,000 shares consisting of:

• 400,000 shares issued to the Triton Manager and

• 5,000,000 shares we may sell to Triton under the Equity Purchase Agreement

Common stock outstanding prior to this offering	40,250,649 shares

Common stock to be outstanding after giving effect to the issuance of 5,000,000 shares under the Purchase Agreement	45,250,649 (1)
Use of Proceeds
We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.  However, we will receive proceeds from the sale of Purchase Notice Shares to Triton Funds LP up to $1,000,000 under the Equity Purchase Agreement. Any proceeds that we receive from sales to Triton under the Purchase Agreement will be used for general corporate purposes.   See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTC Market	“XSPT”

(1)
Does not include 18,924,063 shares of Common Stock which convertible promissory notes are presently convertible into, 1,752,742 shares underlying the exercise of presently exercisable warrants, or 8,000,000 restricted shares issued under two employment agreements that vest over 2 years.

RISK FACTORS

An investment in the Company’s Common Stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our Common Stock could decline, and you may lose all or part of your investment.

In addition to the other information contained in this prospectus, the following risk factors should be considered carefully in evaluating an investment in us and in analyzing our forward-looking statements.

RISKS RELATED TO OUR BUSINESS

There is substantial doubt about our ability to continue as a going concern.

We have not generated any profit from operations since our inception. We expect that our operating expenses will increase over the next twelve months to continue our development activities. Based on our average monthly expenses and current burn rate ranging from $40,000-60,000 per month, we estimate that our cash on hand as of April 11, 2019 will not be able to support our operations through the next twelve months from the issuance of this registration statement. This amount could increase if we encounter difficulties that we cannot anticipate at this time or if we acquire other businesses. We do not expect to raise capital through debt financing from traditional lending sources since we are not currently generating a profit from operations. Therefore, we only expect to raise money through equity financing via the sale of our common stock or equity-linked securities such as convertible debt. If we cannot raise the money that we need in order to continue to operate our business beyond the period indicated above, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. If we are unsuccessful in raising additional financing, we may need to curtail, discontinue or cease operations.

We are a start-up and have limited history with our operating subsidiary, and as a result, we may experience losses and cannot assure you that we will be profitable.

We are a start-up and have a limited operating history to evaluate our business. Our operations are subject to all of the risks inherent in the establishment and expansion of a business enterprise. Start-up enterprises are speculative investments and profits therefore hinge upon public acceptance of the businesses, which may or may not occur. Accordingly, the likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the starting and expansion of a business and the relatively competitive environment in which we operate. Unanticipated delays, expenses and other problems such as setbacks in product development, product manufacturing, and market acceptance are frequently encountered in establishing a business such as ours. There can be no assurance that the Company will be successful in addressing such risks, and any failure to do so could have a material adverse effect on the Company’s business, results of operations and financial condition.

Because of our limited operating history, we have limited historical financial data on which to base planned operating expenses. Accordingly, our expense levels, which are, to a large extent, variable, will be based in part on our expectations of future revenues. As a result of the variable nature of many of our expenses, we may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of our products or any subsequent revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on our business, operating results and financial condition.

We have not achieved profitability on a quarterly or annual basis to date. To the extent that net revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in net revenue, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

We Have Defaulted on a Number of Promissory Notes, are Not Currently Profitable, and May Not Become Profitable .

We have incurred a net loss since inception. In addition, we had promissory notes of approximately $440,000 that are past due and owe approximately an additional $575,000 on other notes. The Company has been unable to raise sufficient funds from operations or the capital. markets to pay off these obligations. These conditions raise a substantial doubt as to whether the Company may continue as a going concern. The Company is seeking to obtain additional financing, however, there can be no assurance that the Company will be able to raise such funds or that they will be on terms favorable to the Company.

No Assurance of Sustainable Revenues.

There can be no assurance that our business will generate sufficient and sustainable revenues to enable us to operate at profitable levels or to generate positive cash flow. As a result of our limited operating history and the nature of the markets in which we compete, we may not be able to accurately predict our revenues. Any failure by us to accurately make such predictions could have a material adverse effect on our business, results of operations and financial condition. Further, our current and future expense levels are based largely on our investment plans and estimates of future revenues. We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Factors that may adversely affect our operating results include, among others, demand for our products and services, costs related to the continued improvement of our products and services, expenditures and other costs relating to the expansion of our operations, the introduction of new or enhanced products and services by us or our competitors, the timing and number of new hires, changes in our pricing policy or those of our competitors, the mix of products, increases in the cost development of our products, technical difficulties with the products, incurrence of costs relating to future acquisitions, general economic conditions, and market acceptance of our products. As a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. Any seasonality is likely to cause quarterly fluctuations in our operating results, and there can be no assurance that such patterns will not have a material adverse effect on our business, results of operations and financial condition. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

We will need to raise additional funds in the future that may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential acquisitions or investments, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities or respond to competitive pressures.

Our current management has wide latitude in decision making which may limit any outside influence on the Company

The Company’s governing documents provide management with wide latitude as to the type of businesses the Company will pursue and the method, duration, and location of such pursuit. Management is not required to obtain the approval of shareholders to pursue any particular business initiative. As such, management’s decisions could affect the value of the Common Stock. In addition, management will be obligated to manage the assets of the Company in the best interests of the Company. However, individual members of management may engage in other related but non-competitive business activities.

The Company’s business plan places a significant reliance on third-party providers.

The Company’s business plan is dependent on it being able to develop, market and distribute all or certain portions of its products, which are currently being developed, produced, marketed and distributed primarily by third party providers. If any such provider fails in any way, the Company’s ability to deliver the products may be negatively impacted which could result in a material adverse effect on our business. Furthermore, in the event that a provider raises the cost of its service to us, such cost increase could cause the cost of our products to be excessive for the market. If we are not in a position to have the products developed, produced, marketed or distributed by another provider or if the transition to another provider is excessively expensive, the cost to or delay associated with the transition could resulting in a material adverse effect on our business.

Our success will depend to a large extent on broad market acceptance of our products.

There can be no assurance that we will reach our target market or that anyone will purchase our products. In the event that customers initially purchase our products, there can be no assurance that enough customers will purchase our products or that they will continue to purchase our products in enough volume to produce the cash flow needed to sustain our operations.

Our business is at risk if we lose key personnel or we are unable to attract and integrate additional skills personnel.

The success of our business depends, in large part, on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly-experienced management team and specialized workforce, including project management and business development, and sales professionals. Competition for personnel, particularly those with expertise in the mobile application space, is high, and identifying candidates with the appropriate qualifications can be difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate. In the event, we are unable to attract, hire and retain the requisite personnel and third party providers, we may experience delays in furthering our business objectives, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new projects. Further, any increase in demand for personnel and specialty providers may result in higher costs, causing us to exceed our budgets, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Our future success is particularly dependent on the vision, skills, experience and effort of our senior management team, including our president and chief executive officer. If we were to lose the services of our president and chief executive officer or any of our key employees, our ability to effectively manage our operations and implement our strategy could be harmed and our business may suffer.

Our business strategy depends, to a large extent, upon our branding and intellectual property.

We are in the process of filing for trademark protection with the USPTO with respect to our name, logo and product identifications. In the event that we are unable to secure trademark protection for our name, logo and product identifications or it is determined that our name, logo and product identifications infringe upon another person’s intellectual property, we could suffer from related material adverse effects to our business.

Furthermore, we are in the process of filing patent(s) with the USPTO to protect our approach to cognitive training applicable to our products. In the event that we are unable to secure such patents, the marketability and viability of our products could be adversely affected. While it’s unclear as to the overall patentability of our technology, we will continue to evaluate our overall intellectual property protection and proceed with viable protection opportunities in the future. While there can be no assurances that any final patents will be secured, management is cognizant of the value of protecting the Company’s key business model differentiators and intends to continue to pursue protection of its intellectual property.

The Company is in the process of building or having built a series of online/mobile application cognitive training tools. In the event that any of these training tools infringe on any patent, trademark or other intellectual property of another person, the costs to us associated with remediating the infringement could be significant which could have a material adverse effect on the Company.

The failure to obtain new athletic endorsements could significantly impair our ability to market our products.

Our business model utilizes athletic endorsements to market our products. As of the date of this filing, we had no active athletic endorsements. We intend to pursue athletic endorsements, although any such new endorsements are dependent on future funding. Because of the constraints for capital, management can provide no assurance that any new athletic endorsements will be obtained.

We operate in a highly competitive industry and competitors may compete more effectively.

There are several companies that have developed cognitive training platforms and deliver their solutions via the web and/or through mobile applications. Management believes that these early participants have educated consumers on the value proposition of cognitive training generally and have helped to pave the way for a differentiated solution from our Company. However, some of these competitors have longer operating histories and greater resources than us, and could focus their substantial financial resources to develop a competing business model and develop products or services that are more attractive to potential customers than what we offer. Our competitors may also offer similar products and services at prices below cost and/or devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers; cause us to lower our prices in order to compete, and reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets. We also expect to encounter competition in the form of potential customers electing to develop solutions or perform services internally rather than engaging an outside provider such as us.

We acquired Shift Now on August 28, 2018.  Shift Now is a creative and brand strategy agency headquartered in Greensboro, North Carolina with additional offices in Atlanta and St. Louis.  Founded in 2006, the agency serves diverse industry segments ranging from automotive and healthcare, to luxury real estate and high-end home furnishings.  Shift Now provides marketing and advertising services for retail and business to business.  These services include marketing strategy, brand development, media buying both traditional and digital, website development, video production and graphic design. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets.

We may be unable to manage our growth effectively.

We expect our business and operations to expand rapidly and we anticipate that further expansion of our organization and operations will be required to achieve our expectations for future growth. In order to manage our expanding operations, we will also need to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our business, profitability and growth prospects could suffer if we pay damages or defense costs in connection with a liability claim that is outside the scope of any applicable insurance coverage. Currently, the Company has directors’ and officer’s insurance coverage. We intend to maintain, but do not yet have, general and product liability insurance. There is no assurance that we will be able to obtain insurance in amounts, or for a price, that will permit us to purchase desired amounts of insurance. Additionally, if our costs of insurance and claims increase, then our earnings could decline. Further, market rates for insurance premiums and deductibles have been steadily increasing, which may prevent us from being adequately insured. A product liability or negligence action in excess of insurance coverage could harm our profitability and liquidity.

We rely on outside consultants, employees and developers.

We will rely on the experience of outside consultants, employees and developers. In the event that one or more of these consultants or employees terminates employment with the Company, or becomes unavailable, suitable replacements will need to be retained and there is no assurance that such employees or consultants could be identified under conditions favorable to us.

We rely on strategic relationships to promote our products.

We rely on strategic partnerships with outside companies and individuals to promote and supply certain of our products and services, thus making the future success of our business particularly contingent on the efforts of other parties. An important part of our strategy is to promote acceptance of our products through technology and product alliances with certain distributors who we feel could assist us with our promotion strategies. Our dependence on outside distributors, however, raises potential risks with respect to the future success of our business. Our success is dependent on the successful completion and commercial deployment of our products and services and on the future commitment of our distributors to our products and technology.

RISKS RELATED TO OUR FINANCIAL CONDITION

Dependence on financing and losses for the foreseeable future.

Our independent registered public accounting firm has issued its audit opinion on our consolidated financial statements, including an explanatory paragraph as to substantial doubt with the respect to our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the fiscal year ended September 30, 2018, our net loss was approximately $1.2 million. As of December 31, 2018, we had an accumulated deficit of approximately $11.0 million, a working capital deficit of approximately $2.8 million, and a net loss of $551,847 for the three months ended December 31, 2018. These factors raise substantial doubt about our ability to continue as a going concern, within one year from the issuance date of this filing. Our ability to continue as a going concern is dependent on our ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. We may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. If we are unable to obtain the necessary capital, we may have to cease operations.

Because we may never have net income from our operations, our business may fail.

We have no history of profitability from operations. There can be no assurance that we will ever operate profitably. Our success is significantly dependent on uncertain events, including successful development of our technologies, establishing satisfactory third party relationships, and distributing and selling our products. If we are unable to generate significant revenues from sales of our products, we will not be able to earn profits or continue operations. We can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

RISKS RELATED TO OUR COMMON STOCK AND ITS MARKET VALUE

We have limited capitalization and may require financing, which may not be available.

We have limited capitalization, which increases our vulnerability to general adverse economic and industry conditions, limits our flexibility in planning for or reacting to changes in our business and industry and may place us at a competitive disadvantage to competitors with sufficient or excess capitalization. If we are unable to obtain sufficient financing on satisfactory terms and conditions, we will be forced to curtail or abandon our plans or operations. Our ability to obtain financing will depend upon a number of factors, many of which are beyond our control.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets. Any trading in our shares may have a significant effect on our stock prices.

Although our common stock is listed for quotation on the OTC Marketplace, OTCQB, under the symbol “XSPT”, the trading volume of our stock is limited and a market may not develop or be sustained. As a result, any trading price of our common stock may not be an accurate indicator of the valuation of our common stock. Any trading in our shares could have a significant effect on our stock price. If a more liquid public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our stock being held by a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;

●	actual or anticipated variations in our quarterly operating results;
●	changes in our earnings estimates;
●	our ability to obtain adequate working capital financing;
●	changes in market valuations of similar companies;
●	publication (or lack of publication) of research reports about us;
●	changes in applicable laws or regulations, court rulings, enforcement and legal actions;
●	loss of any strategic relationships;
●	additions or departures of key management personnel;
●	actions by our stockholders (including transactions in our shares);
●	speculation in the press or investment community;
●	increases in market interest rates, which may increase our cost of capital;
●	changes in our industry;
●	competitive pricing pressures;
●	our ability to execute our business plan; and
●	economic and other external factors

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”, as that term is defined in SEC Rule 3a51-1, which generally provides that “penny stock”, is any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, including Rule 15g-9, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities and reduces the number of potential investors. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

According to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the future volatility of our share price.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

The existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our bylaws contain indemnification provisions for our directors, officers and employees, although we have not entered into indemnification agreements with our officer and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until September 30, 2020. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to such date. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, and thereby delay the adoption of those standards until they otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed. We are required to design and test the operating effectiveness of our internal control over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act” or “SOX”), which requires our management to annually assess the effectiveness of our internal control over financial reporting.  However, our auditors will not be required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until we are no longer an emerging growth company, so long as we continue to take advantage of the exemptions available to us through the JOBS Act.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. As of September 30, 2018, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control - Integrated Framework issued in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Management concluded, during the fiscal year ended September 30, 2018, that the Company’s internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management realized there were deficiencies in the design or operation of the Company’s internal control that adversely affected the Company’s internal controls which management considers to be material weaknesses. A material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Our intended business, operations and accounting are expected to be substantially more complex than they have been in the past. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we are unable to develop and maintain the adequacy of our internal controls, as those standards are modified, supplemented, or amended from time to time, we could face regulatory action and cause investors to lose confidence in our reported financial information, either of which could adversely affect the value of our common stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Amendments to Rule 144, effective in February 2008, also substantially reduce holding periods and eliminate burdens such as filing notices sale for non-affiliated holders. The amendments to Rule 144 are applicable to the purchasers of securities prior to and following the effective date of the amendments.

If you purchase shares of common stock in this offering, you will suffer an immediate dilution of your investment.

If you invest in our Common Stock in this offering, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering.  Net tangible book value per share as of December 31, 2018 was approximately a deficit of $(0.085), and, after giving effect to the issuance and sale of 5,000,000 shares of our Common Stock in this offering at the offering price of $0.20 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value would have been approximately a deficit of $(2,280,917), or approximately $(0.053) per share of Common Stock.  This represents an immediate increase in the net tangible book value of approximately $0.032 per share to our existing stockholders, and an immediate dilution of approximately $0.253 per share to investors in this offering.  See “Dilution” elsewhere in this prospectus for more information.

Puts under the Purchase Agreement may cause dilution to existing stockholders.

From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Triton with a put notice requiring Triton to purchase shares of our common stock. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by Triton. Triton may resell some, if not all, of the shares that we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent puts could require us to issue and sell a greater number of shares to Triton in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Triton, and because our existing stockholders may disagree with a decision to sell shares to Triton at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan”, “intend”, “may,” “will,” “expect,” “believe”, “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note, without limitation, that statements regarding the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under our control, and our ability to develop and sell any products, gain market acceptance, and earn a profit from sales or licenses of any of our products are all forward-looking in nature. These risks and other factors are discussed in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Triton.  We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.  However, we will receive proceeds from the sale of Purchase Notice Shares to Triton Funds LP up to $1,000,000 under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Equity Purchase Agreement for general corporate purposes.

DILUTION

The sale of our Common Stock to Triton in accordance with the Equity Purchase Agreement will have a dilutive impact on our stockholders.  As a result, our net loss per share could decrease in future periods and the market price of our Common Stock could decline.  In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Triton pursuant to the Equity Purchase Agreement.  If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

If you invest in our Common Stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering.  Our net tangible book value as of December 31, 2018 was approximately a deficit of $(3,250,793), or $(0.085) per share of our $0.001 par value Common Stock.  Net tangible book value per share as of December 31, 2018 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Common Stock outstanding as of December 31, 2018.

After giving effect to the issuance and sale of 5,000,000 shares of our Common Stock in this offering at the offering price of $0.20 per share, and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value would have been approximately a deficit of (2,280,917), or approximately $(0.053) per share of Common Stock, as of December 31, 2018.  This represents an immediate increase in the net tangible book value of approximately $0.032 per share to our existing stockholders, and an immediate dilution of approximately $0.253 per share to investors in this offering.  The following table illustrates this calculation on a per share basis.

Public offering price per share	$0.20
Net tangible book value per share as of December 31, 2018	$(0.085)
Increase in net tangible book value per share attributable to this offering	$0.032
As adjusted net tangible book value per share as of December 31, 2018 after giving effect to this offering	$(0.053)
Dilution per share to investors purchasing shares in this offering	$0.253

The number of shares of our Common Stock shown above outstanding immediately before and after this offering is based on 38,135,984 and 43,135,984 shares outstanding, respectively, as of December 31, 2018.

The above illustration of dilution per share to investors participating in this offering assumes no conversion of convertible notes or exercise of outstanding warrants to purchase shares of our Common Stock.  The conversion of convertible notes or exercise of outstanding warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders, Triton and the Triton Manager, of 400,000 shares of common stock issued to the Triton Manager and 5,000,000 shares of common stock that may be issued to Triton pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Triton on August 28, 2018 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Triton of the shares of our common stock that have been or may be issued to Triton under the Purchase Agreement.

The Triton Entities, as the selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued to Triton Manager or that we have sold or may sell to Triton under the Purchase Agreement. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of April 11, 2019. Neither of the Triton Entities nor any of their affiliates, including Yash Thukral, Sam Yaffa, and Nathan Yee, who have control over the Triton Entities and thus exercise voting and/or dispositive power with respect to the shares beneficially owned by the Triton entities, have held a position or office, or had any other material relationship other than the Purchase Agreement, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentage of shares beneficially owned prior to the offering is based on 38,135,984 shares of our common stock actually outstanding as of April 11, 2019.

Name of Selling Stockholder	Shares Owned by Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholders After the Offering and Percent of Total Issued and Outstanding Shares
			# of Shares(2)	% of Class(2)
Triton Funds LLC (1)	400,000(2)	400,000	-(3)	-
Triton Funds LP (1)	-	5,000,000	-(3)	-

(1)	Triton Funds LLC and Triton Funds LP are not licensed broker dealers or affiliates of a licensed broker dealer.

(2)
Represents 400,000 shares of our common stock issued to Triton Manager on August 29, 2018 as a donation which shares are covered by the registration statement that includes this prospectus.  See the description under the heading “The Triton Transaction” for more information about the Purchase Agreement.

(3)
Assumes that all of the shares of our common stock owned by Triton Manager, or registered for sale by Triton, are sold in this offering.  Although we may at our discretion elect to issue to Triton up to an aggregate amount of $1,000,000 of our common stock under the Purchase Agreement, which may include shares that are not registered for resale under this prospectus, such shares are not included in determining the percentage of shares beneficially owned before this offering.

THE TRITON TRANSACTION

General

On August 29, 2018, we entered into a purchase agreement with Triton, which was subsequently amended on January 7, 2019 and March 29, 2019, and which amended agreement we refer to in this prospectus as the Purchase Agreement, pursuant to which Triton has agreed to purchase from us up to $1,000,000 of our common stock (subject to certain limitations).  Also on August 29, 2018, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Triton, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Triton under the Purchase Agreement.  In connection with our entry into the Purchase Agreement, we also issued 400,000 shares of our common stock to the Triton Manager, Triton’s fund manager.

We do not have the right to commence any further sales to Triton under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Triton. The purchase price of the shares that may be sold to Triton under the Purchase Agreement will be based on 70% of the volume-weighted average price of our common stock during the 5 trading days prior to a closing date. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price.  Triton may not assign or transfer its rights and obligations under the Purchase Agreement.

As of April 11, 2019, there were approximately 40,250,649 shares of our common stock outstanding, of which approximately 21,772,354 shares were held by non-affiliates, including the 400,000 shares that we have already issued to Triton Manager.  The Purchase Agreement provides that we may sell up to $1,000,000 of our common stock to Triton. 5,400,000 shares of our common stock are being offered under this prospectus, which represents (i) 400,000 shares that we issued to the Triton Manager as a donation and (ii) an additional 5,000,000 shares which may be issued to Triton in the future under the Purchase Agreement.  Triton may not assign or transfer its rights and obligations under the Purchase Agreement.  If all of the 5,400,000 shares offered by the Triton Entities under this prospectus were issued and outstanding as of the date hereof, such shares would represent 11.9% of the total number of shares of our common stock outstanding and 24.8% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. The number of shares ultimately offered for resale by the Triton Entities is dependent upon the number of shares we sell to Triton under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, upon a material breach by Triton, to give notice to Triton to terminate the Purchase Agreement. A material breach by Triton would include Triton’s failure to purchase shares of our common stock after we have delivered a purchase notice to them, or Triton’s failure to comply with certain covenants it made pursuant to the Purchase Agreement, such as its covenant not to engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement. In addition, the Purchase Agreement will automatically terminate when the commitment amount of $1,000,000 of Purchase Notice Shares have been purchased, May 30, 2019, the date this Registration Statement is no longer effective, or in the event of bankruptcy proceedings by or against us.

No Short-Selling or Hedging by Triton

The Triton Entities have agreed that neither they nor any of their affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus is being offered by the Selling Stockholders, Triton and the Triton Manager. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Neither of the Triton entities is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Triton Entities have informed us that they intend to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that we have issued to Triton Manager or that Triton may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Triton Entities have informed us that each such broker-dealer will receive commissions from Triton that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Triton Entities can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the Triton Entities or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholders, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to the Triton Entities. We have agreed to indemnify the Triton Entities and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Triton Entities have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Triton Entities specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The Triton Entities have represented to us that at no time prior to the Purchase Agreement have the Triton Entities or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Triton Entities have agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Triton Entities that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the Triton Entities or may be sold by the Triton Entities without restriction under Rule 144(b)(1)(i) under the Securities Act.

Our common stock is quoted on the OTC Marketplace under the symbol “XSPT”.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Triton or may be sold by Triton without restriction under Rule 144(b)(1)(i) under the Securities Act.

Our common stock is quoted on the OTC Marketplace under the symbol “XSPT”.

BUSINESS

Business Overview

XSport Global, Inc., formerly known as HeadTrainer, Inc. (“HeadTrainer”), was incorporated on December 10, 2012, under the laws of the State of Wyoming.  XSport Global is a leading youth and collegiate sports technology and media holding company focused on developing disruptive sports-centric technologies and related media projects around the world, where sports industries and players are highly regarded.  We seek to help athletes achieve their full potential through cognitive training, careers, genetics, recruiting and more.  Our flagship company, HeadTrainer, was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial, and adult sports markets.  The mobile platform was designed and developed in careful coordination with a team of professionals from the fields of science and medicine, and world-class athletes from a variety of sports.

On July 2, 2018, the Company effected a three for one reverse stock split.

The Company was considered a shell company until February 8, 2016 when its former Chief Executive Officer acquired the majority of voting control of the Company and adopted the business of TeleHealthCare.  On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of HeadTrainer, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 (17,500,000 post-1 for 3 reverse stock split) newly-issued shares of Common Stock of the Company (the “Merger Shares”).  As a result of the Merger, HeadTrainer became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 15,666,666 post-split shares (leaving approximately 7,957,666 post-split shares remaining prior to the Merger), and the sale of approximately 3,451,322 post-split shares at the Merger to accredited investors, the stockholders of HeadTrainer, Inc. became beneficial owners of approximately 61% of our issued and outstanding common stock.  As a result of the Merger, the 17,500,000 post-split newly-issued shares were issued to the pre-existing HeadTrainer shareholders for all the outstanding shares of HeadTrainer common stock.  HeadTrainer assumed net liabilities totaling $194,632, with the remaining assets and liabilities assumed by MD Capital Advisors, Inc., a Company owned by TeleHealthCare’s former CEO, in a Split-Off Agreement.  At the effective time of the Merger, our Board of Directors and officers were reconstituted by the resignation of Derek Cahill and the appointment of Bob Finigan, Maurice Durschlag and Jay Bilas.  Subsequently, on October 16, 2017, Mr. Jay Bilas resigned from our Board of Directors.

At the Merger, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to (i) change our name to HeadTrainer, Inc.; (ii) to increase the number of our authorized shares of capital stock to 510,000,000 shares, of which 500,000,000 shares shall be common stock and 10,000,000 shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.  Our business plan has shifted to mobile applications for athletes of all ages and all skill levels, designed to engage and improve cognitive abilities. We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.

On August 28, 2018, the Company acquired all of the outstanding capital stock (the “Shares”) of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price for the Shares was 700,000 shares of our Common Stock (of which 250,000 shares are contingent on Shift Now meeting certain sales targets) and $30,000 consisting of two promissory notes for $15,000 each (the “Notes”).  The first promissory note for $15,000 is to be delivered at closing and due within 12 months of the closing.  The second promissory note for $15,000 is to be delivered to the Seller no later than the 12-month anniversary of the closing and due within 12 months after issuance.  Additionally, the Company assumed the Shift Now’s existing line of credit made in favor of American National Bank in the current amount of $100,000.  Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement.  Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Our business plan is to become a leading youth sports technology and media company, founded to further the success of youth and collegiate sport athletes around the world through leading sciences, innovative technologies, and pioneering digital media. We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets. Additionally, the company is currently in development of a strategic approach to Genetics and personalized health supplementation.

HeadTrainer, Inc.

HeadTrainer was incorporated in the state of North Carolina on May 13, 2014.  It subsequently changed its original name of Head Trainer, Inc. to HeadTrainer, Inc, then subsequently to XSport Global, Inc.  HeadTrainer was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial and adult sports markets.  The Corporation initially intends to outsource product manufacturing, distribution and the majority of its marketing efforts. The Corporation may work in conjunction with other organizations that provide computer programming, graphic design, and marketing expertise, and/or accomplish these same tasks in-house.

Our Product

We have developed a product that consists of i) a mobile device application (“App”) that provides a suite of cognitive training exercises available in iOS and Android versions and ii) integrates into a server-based platform that can customize user experiences, track progress, provide education, and offer an administrative console for the user (the “Product”). We are continuing to develop our Product platform with the goal that it be flexible and interesting to a wide audience. The cognitive training tools are intended to serve primarily the youth sports market (ages 12-18), and the emerging youth market (ages 7-14). The exercises incorporate sports themes and were designed with 3-D graphics that appeal to these target demographics.

The gaming platform will provide users with the opportunity to gather a test version of each cognitive skill and actively score themselves upon the initial download for a baseline metric. The game will subsequently recommend training and skills focus areas on its dashboard, allowing users to have a clearer training pathway, based on their individual strengths and weaknesses. The gaming platform also allows for head-to-head competitions in the future, and we also anticipate hosting tournaments and other contests inside the gaming design. Users can currently customize “avatars” of their players, by selecting their jersey type, gender, race, and other customized sporting and style components. The company views this as future revenue opportunities for users to “unlock” as they progress, or spend within the games. There is a portion of the interface that allows for professional athlete tips and tricks for future professionals ambassadors. The product will also include a leaderboard section, which will score the user per cognitive attribute, per game, and stack rank them against their peers as well as the entire community of users on a global level. We expect the product to be competitive, similar to the nature of sports, and include robust voice instructions, crowd noise, and other environmental elements, increasing the level of difficultly per levels and ranks.  We require additional funds to launch the platform which we hope to obtain through the sales of our common stock pursuant to this offering.

We anticipate designing future products so that they are available in multiple languages to serve the international community as well as the United States. The cognitive training exercises can be adapted to other languages, because they are not verbally intensive. Management initially launched in English, but will be exploring additional release opportunities in several countries as product acceptance accelerates.

We are also actively evaluating other scientific partnerships that will support the product technology, and future claims on cognitive performance.

Revenue Model

We anticipate earning revenue from our HeadTrainer Product through a premium, or subscription, pricing model. The industry standard for cognitive training companies is a subscription-based model. We examined specific pricing strategies and have not yet determined our market tolerances, but expect to test several pricing models in the beta test launch, to determine the most effective conversion rate and adoption, with additional revenue opportunities through in-game currencies and purchases through customization of avatars, etc. We believe this competitively prices our Product in order to stimulate trials and retain users after being exposed to the training platform experience. These price points are projected based on our analysis of standard pricing for similar products; however, there can be no assurance that these price points will be palatable to the purchasing public, and we may have to adjust these prices or develop different pricing or income strategy to attract customers.

While we currently anticipate generating our primary revenue from the sale of subscriptions to our products, we also may earn revenue in the future from advertising and branded sponsorships, as well as strategic relationships with other sports related entities and products and other forms of revenue generation.

The Shift Now division operates on a retainer model with time and materials billed to clients on a monthly basis.  Terms and conditions are outlines in a standard service agreement with deliverables, timelines, and expectations established, in writing, at the beginning of a project.  Revenue sources include creative services, website development, copy writing, digital ad placement, and consulting services.

Marketing

We have worked with a variety of marketing partners, including Signature Sports Group to design a comprehensive marketing campaign to support the launch of the Product and continuing operations of the Company. The multi-faceted program incorporates branding strategies, trademark promotion, image development and advertising materials to establish a consistent image. Importantly, the plan included a multi-channel execution strategy designed to expose the Product to millions of potential users upon launch through endorsement-supported channels. We believe this execution strategy will resonate with our potential users and lead to strong adoption, as long as we have the necessary cash to execute on the marketing channels and leverage the initial investment in our endorsers. We are planning to market our products through campaigns, leveraging formal endorsement relationships with professional athletes and sports celebrities on social networks (Facebook, Twitter, Instagram). We also intend to build awareness and adoption through efforts directed at youth sports events, youth sports camps, and sports academies. We also intend to partner with high profile entities (such as professional sports franchises, major universities, leading entertainment companies, professional athletes, leading medical institutions, sports camps, and sports academies) that will help facilitate immediate brand awareness. However in order to successfully execute on this plan, we will need to have the necessary cash to fund the activation strategy. Finally, the Company expects to market through more traditional public relations channels and paid digital channels. As we discover the right mix of traction channels, management will optimize the marketing mix spend such that it is generating the most efficient delivery of App downloads.

Some of the key elements of the Company’s marketing plan revolve around the Company delivering “premium cognitive development exercises” to users through the following:

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The Brand/Attributes: The following brand attributes and image will be represented to the target audience – performance; elite; training; brain; science/research; sport/competition; hip/modern; global and academic.

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The Brand/Brand Positioning: HeadTrainer plans to be a brand that delivers premium cognitive development exercises specifically designed for the training of athletes to improve performance as it relates to an individual’s overall cognitive capabilities for their own competitive environment with the intent of becoming synonymous with athletic brain training.

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The Target Market: The key target audiences can be defined as (i) Primary market/user group – youth sports market (ages 8-18) and high sports interest market (13-29), (ii) Secondary market (Purchasers/Influencers) – Parents and Coaches of Athletes and (iii) Tertiary market – other athletes, competition and brain-training enthusiasts.

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Overarching Communication Idea: Our communication idea will be the broad creative platform that brings the brand positioning to life – “Team HeadTrainer.” Team HeadTrainer plans to be comprised of a group of elite athletes, sports spokespersons, trainers, educators, sports psychologists and collegiate properties who will bring awareness, encourage trial and influence subscribers to adopt, use and promote the Product as integrated partners in our marketing strategy. Team HeadTrainer will represent the overall sports landscape, crossing sports, age, nationality, gender and race. Initial athlete focus will be on the core four U.S. participation team sports of soccer, baseball, basketball, and football, while also reaching out to and adding athletes participating in other action team and individual sports to ensure that every athlete feels that the Product is for them. The elite athletes and spokespersons will be expected to be at the forefront of their sports/profession, be active in social media, have crossover appeal, be great communicators, be credible and authentic to the brand and be considered as “safe” as possible with their reputation on and off the court/field.

We intend to reach the users and their influencers online and through their mobile devices and through the use of the following:

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Social Media - Accounts of the Company and Team HeadTrainer members will promote and educate our target markets and the secondary and tertiary markets on the value of the Product and brain-training exercises.

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Videos – We intend to highlight each member of Team HeadTrainer and emphasize the importance of brain training from a number of different perspectives. The videos will be produced in a socially sharable and viral format.

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Website – The Company has developed an initial comprehensive, one-stop platform where users and purchasers/parents can go to get information as it relates to the Company and the importance of brain training. Supported research documentation will be available as well as information on all Team HeadTrainer members, our videos, step-by-step guides for the Product, testimonials, HeadTrainer in the News, social media links and future collegiate or sports organization associations.

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Cause Marketing – We currently anticipate that the Company will give back to the communities we serve by starting a cyberbullying awareness campaign. Team HeadTrainer members will participate to create a powerful message on the prevalence and prevention of cyber-bullying. Our users are online, on mobile devices and social networks where they are most at risk for cyber-bullying. The campaign is expected to be viral and a public relations and social-media driven. We anticipate kicking this campaign off in the 2nd or 3rd quarter of calendar 2018 in conjunction with the launch of future versions of the App.

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Other – Additional tactics like paid media (digital and traditional) as well as sponsorships, league associations, etc. will be continually evaluated and pursued when determined to be a good fit for the Company.

Competition

There are several companies that have developed cognitive training platforms and deliver their solutions via the web and/or through mobile apps. Management believes that these early participants have educated consumers on the value proposition of cognitive training generally and have helped to pave the way for a differentiated solution from the Company. Management believes there are several key differentiators to the Product as compared to other cognitive training programs.

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The Product was developed with sports themes and is targeted primarily at the youth sports market, including youth ages 8-18, high sports interest ages 12-29, as well as adults. We believe that competitive, accomplished athletes in these demographics will embrace the possibility of enhancing their cognitive performance skills to get an extra edge on the competition.

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The Company has incorporated an audio interference/distraction component replicating life-like sporting event distractions and created a “playing” environment that features additional complicating elements to the training.

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The Company will leverage future endorsement contracts with professional athletes and celebrities to market the product through existing social media channels. We believe this will be one of the most cost effective ways to reach its intended audience but it will not be the only traction channel.

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In addition to the social marketing strategies, the youth sports market will also be addressed through sports camps and dedicated sports organizations. However, the Company will need to have the necessary cash in order to activate such youth sports channels.

While it is unclear to the overall patentability of our technology, we will continue to evaluate our overall intellectual property protection and proceed with viable protection opportunities in the future. There can be no assurances that a final utility patent will be secured, and we are cognizant of the value of protecting key business model differentiators and intends to continue to pursue protection of our intellectual property.

Research and Development

Total research and development was $70,064, $48,490, $71,371 and $227,286 during the three months ended December 31, 2018 and 2017 and the years ended September 30, 2018 and 2017, respectively.

Intellectual Property

We currently own all ideas, concepts, trademark applications, copyright, provisional patents, trade secrets, and other intellectual capital associated with HeadTrainer. The URLs, trademarks and patents of the Corporation set forth above are referred to herein as the “Intellectual Property.”

Government Approvals and Regulations

We are not subject to any governmental regulation and are not required to maintain any specific licenses.

Subsidiaries

The Company has two wholly-owned subsidiaries, Head Trainer, Inc., a North Carolina corporation and Shift Now, Inc., a North Carolina corporation.

Employees

As of December 31, 2018, we had 13 full time employees, including 2 for XSport and 11 for Shift Now, and 1 part-time employee for Shift Now.  For Shift Now, we currently provide all services in-house and do not outsource.  If needed, we engage experts in digital development and general business to advise us in various capacities.  For XSport, we currently utilize a variety of outsourced resources for product development, marketing, technology development, scientific research, finance and accounting, legal, and business development.  We intend to hire additional staff and to engage consultants in general administration on an as-needed basis.  We also intend to engage experts in operations, finance and general business to advise us in various capacities.  None of our employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good to excellent.

Our future success depends, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing, and management personnel and, as of the end of the period covered by this report and as of the date of filing, we continue to rely on the services of independent contractors for much of our sales/marketing. We believe technical, accounting and other functions are also critical to our continued and future success.

Registered Agent

Our registered agent is Incorp Services, Inc., 1910 Thomas Avenue, Cheyenne, WY 82001.

PROPERTY

Our principal executive offices are located at 1800 Camden Road, #107-196, Charlotte, NC 28203. We entered into a lease agreement in August 2017 for a total monthly rental of $1,995 and a term of 24 months. Shift Now’s office is located in Greensboro, North Carolina and is leased at the rate of $2,500 per month through June of 2019. We believe this space is adequate for our current needs.

LEGAL PROCEEDINGS

We may be involved in legal proceedings in the ordinary course of our business.  Although our management cannot predict the ultimate outcome of these legal proceedings with certainty, it believes that the ultimate resolution of our legal proceedings, including any amounts we may be required to pay, will not have a material effect on our unaudited condensed consolidated financial statements.

On July 24, 2015, the Company entered into a separation agreement and release of liability (the “Separation Agreement”) with the Company’s former Chief Executive Officer (the “former CEO”) whereby the Company agreed to pay the former CEO a severance payment of $150,000, plus repay a $50,000 unsecured promissory note which is included in convertible notes payable – related parties on the accompanying balance sheet, on or before December 31, 2017, or within 10 days of the Company receiving $700,000 in cash proceeds from the issuance of debt or equity securities.  The $150,000 severance payment is reflected in accrued compensation to related parties as of December 31, 2018 and September 30, 2018.  Additionally, the Company agreed to pay the former CEO a royalty of 0.5% of the Company’s gross revenue recognize from June 15, 2015 through January 25, 2018 payable on a quarterly basis.  The former CEO has received a judgement to collect the unpaid severance payment, promissory note, and royalties as the amounts remain unpaid as of December 31, 2018.  The Company has appropriately accrued for this matter and has included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheets.  The Company made a payment of $41,909 towards this unpaid amount in June 2018. The severance payment of $150,000 and principal and interest on the unsecured promissory note of $24,019 were outstanding as of December 31, 2018.   The Company has made subsequent payments of $25,000, $12,500 and $1,500 in January 2019, and $1,500 in February 2019 towards the judgment and is actively working towards a settlement agreement and timeline.

From time to time, we are a party to, or otherwise involved in, legal proceedings arising in the normal and ordinary course of business. As of the date of this registration statement, we are not aware of any other proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

Market Information

Our Common Stock is quoted on the OTC Marketplace under the ticker symbol “XSPT”.  The following table shows, for the periods indicated, the high and low bid prices per share of our Common Stock as by OTC Markets Group (www.otcmarkets.com).  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter ended	High	Low
December 31, 2018	$0.28	$ 0.17
September 30, 2018	$0.40	$0.12
June 30, 2018	$0.55	$0.35
March 31, 2018	$2.25	$0.81
December 31, 2017	$1.95	$1.71
September 30, 2017	$0.87	$0.27
June 30, 2017	$1.65	$0.45
March 31, 2017	$1.95	$1.17
December 31, 2016	$1.41	$0.75
September 30, 2016	$1.20	$0.48

As of April 1, 2019, the last reported sale price of our Common Stock, as reported by the OTC Markets Group, was $0.045.

Holders

As of April 11, 2019, there were, approximately 153 holders of record of our Common Stock.

Dividends

We have never paid cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

As of April 11, 2019, our authorized common stock consisted of 500,000,000 shares of common stock, par value $0.001 per share.  As of April 11, 2019, there were approximately 40,250,649 shares of common stock outstanding, held by approximately 153 holders of record.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are currently warrants to purchase 1,752,742 shares of our common stock.

Options

There are no outstanding options to purchase our securities.

Convertible Notes

The Company has outstanding convertible promissory notes which are currently convertible into 18,924,063 shares of common stock.

Restricted Stock

The Company has entered into two employment agreements which include the issuance of 8,000,000 shares of common stock that vest over two years.  These shares are not included in the number of outstanding shares of Common Stock Disclosed herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read with the financial statements and accompanying notes included elsewhere in this Prospectus and the information described under the captions “Business,” “Risk Factors ” and “Special Note Regarding Forward Looking Statements ” above.  The following discussion is intended to assist the reader in understanding and evaluating our financial position.

Overview

XSport Global, Inc., formerly known as HeadTrainer, Inc. (“HeadTrainer”), was incorporated on December 10, 2012, under the laws of the State of Wyoming.  XSport Global is a youth and collegiate sports technology and media holding company focused on developing disruptive sports-centric technologies and related media projects around the world, where sports industries and players are highly regarded.  We seek to help athletes achieve their full potential through cognitive training, careers, genetics, recruiting and more.  Our flagship company, HeadTrainer, was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial, and adult sports markets.  The mobile platform was designed and developed in careful coordination with a team of professionals from the fields of science and medicine, and world-class athletes from a variety of sports.

On August 28, 2017, our Board of Directors approved a reverse stock split of our issued and authorized shares of common on the basis of three (3) shares for one (1) new share.  Our shareholders approved the reverse split through a special meeting held on November 2, 2017.  FINRA effected the reverse stock split in July 2018.  Our authorized common stock remained unchanged with 500,000,000 shares of common stock.  No fractional shares were issued in connection with the reverse stock split.  Additionally, the Board of Directors and shareholders approved the authorization of 10,000,000 shares of blank check preferred stock with a par value of $0.001 per share. All share or per share information included in this Form 10-Q gives effect to the reverse split.

The Company was considered a shell company until February 8, 2016 when its former Chief Executive Officer acquired the majority of voting control of the Company and adopted the business of TeleHealthCare.  On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of HeadTrainer, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 (17,500,000 post-split) newly-issued shares of Common Stock of the Company (the “Merger Shares”).  As a result of the Merger, HeadTrainer became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 15,666,666 post-split shares (leaving approximately 7,957,666 post-split shares remaining prior to the Merger), and the sale of approximately 3,451,322 post-split shares at the Merger to accredited investors, the stockholders of HeadTrainer, Inc. became beneficial owners of approximately 61% of our issued and outstanding common stock.  As a result of the Merger, the 52,500,000 (17,500,000 post-split) newly-issued shares were issued to the pre-existing HeadTrainer shareholders for all the outstanding shares of HeadTrainer common stock.  HeadTrainer assumed net liabilities totaling $194,632, with the remaining assets and liabilities assumed by MD Capital Advisors, Inc., a Company owned by TeleHealthCare’s former CEO, in a Split-Off Agreement.  At the effective time of the Merger, our Board of Directors and officers were reconstituted by the resignation of Derek Cahill and the appointment of Bob Finigan, Maurice Durschlag and Jay Bilas.  Subsequently, on October 16, 2017, Mr. Jay Bilas resigned from our Board of Directors.

At the Merger, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to (i) change our name to HeadTrainer, Inc.; (ii) to increase the number of our authorized shares of capital stock to 510,000,000 shares, of which 500,000,000 shares shall be common stock and 10,000,000 shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.  Our business plan has shifted to mobile applications for athletes of all ages and all skill levels, designed to engage and improve cognitive abilities. We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.

On August 28, 2018, the Company acquired all of the outstanding capital stock (the “Shares”) of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price for the Shares was 700,000 shares of our Common Stock and $30,000 consisting of two promissory notes for $15,000 each (the “Notes”).  The first promissory note for $15,000 is to be delivered at closing and due within 12 months of the closing.  The second promissory note for $15,000 is to be delivered to the Seller no later than the 12-month anniversary of the closing and due within 12 months after issuance, with 250,000 shares held in escrow for two years. Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement.  Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Our business plan is to become a leading youth sports technology and media company, founded to further the success of youth and collegiate sport athletes around the world through leading sciences, innovative technologies, and pioneering digital media. We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets. Additionally, the company is currently in development of a strategic approach to Genetics and personalized health supplementation.

Business Overview

As a result of the Merger, the company has expanded its platform to encapsulate a broader sports technology and media focus.  Branded as XSport Global, Inc., we are a youth and collegiate sports technology and media holding company focused on developing disruptive sports-centric technologies and related disruptive products around the world, where sports industries and players are highly regarded.  Our business plan has shifted to include all aspects of athletic performance.  We seek to help athletes achieve their full potential through development of cognitive training, careers, communication, genetics, recruiting and more.  We are actively engaged in product development for many of these competencies, and expect to evaluate the viability of each offering through the exploration of technology development in-house, or sourcing high-growth/under-valued strategic partnerships and/or acquisitions.

Our flagship company, HeadTrainer, Inc., was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial, and adult sports markets.  The mobile platform was designed and developed in careful coordination with a team of professionals from the fields of science and medicine, and world-class athletes from a variety of sports.  We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called HeadTrainer that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.  We are in evaluation of our core system architecture and expect to be in development of ten to fifteen (10-15) mobile games/exercises in second quarter.  The development and testing will be ongoing, and we are expecting to launch the product in beta form in the second half of calendar 2019.

We have developed a product that consists of a mobile device application (“App”) that provides a suite of cognitive training exercises available in iOS and Android versions and integrates into a server-based platform that can customize user experiences, track progress, provide education, and offer an administrative console for the user (the “Product”).  We are continuing to develop our Product platform with the goal that it be flexible and interesting to a wide audience.  The cognitive training tools are intended to serve primarily the youth sports market (ages 8-18) and the high sports interest market (ages 13-29) along with support for an adult category.  The exercises incorporate sports themes and were designed with graphics that appeal to the target demographic.

We are in development of the Product, designed to help athletes improve their cognitive abilities, with the creation and delivery of between 10 and 15 games/exercises, each of which is targeted to improve cognitive skills in one or more of five key cognitive areas.  We call these five areas Cognitive Skill Attributes (each, an “CSA”) and have defined them specifically as follows:

We expect to continuously develop new games/exercises to build a library of unique experiences, and we believe that this is essential to establish an increasing set of games/exercises for users to master.

The overall goal of the Product is to improve cognitive reasoning, response times, associated motor skills and reaction time.  The Product will attempt to provide varying and escalating levels of difficulty to continuously challenge the users who will have a personalized training sequence presented to them based on their individual progress.  A user’s progress will be reflected in specific game/exercise scores, as well as through aggregate scores for each CSA and a computed overall score (the “HeadTrainer Index”).  Another anticipated feature of the Product is the ability to participate in combines called “HeadTrainer Contests,” which will allow users to compete against others throughout the world.  There will also be an embedded feature in the Product that will allow the accumulation of points that may be able to be exchanged for prizes, such as logo t-shirts, caps, and potentially autographed footballs or basketballs.  This feature will mostly likely need to be delivered through a web system or third party outside of the App itself.  While we believe this rewards feature is unique in the industry, more development work is required before this feature can be implemented.

Key Areas of Focus in 2019

In 2019, we intend to focus on our core growth companies and product brands—Shift Now, Inc., HeadTrainer, Inc, and FitLinkDNA. Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from any sale of securities for general corporate purposes, including and for general working capital purposes. To achieve its product growth, the Company also will need to retain more key executives in the areas of corporate finance, technology, and operations. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this filing.

Sales and Marketing

We currently have an in-house sales and marketing team consisting of approximately 12 individuals based in North Carolina, whose responsibilities will now include the growth of our internal brands. We intend to market our products using a range of marketing mediums including experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV when possible.

Current cognitive training systems are generally designed for non-athletic training (i.e. where a subject is in a calm, quiet environment).  Along with traditional sight and touch cognitive training modules, the Company, by contrast, has attempted to replicate in its Product a true sporting event environment, by incorporating, for instance, outside and background noise in future releases.  By utilizing headphones with environment-specific, programmed noise, audio tracks, and prompts, the Company has created its Product with integrated audio track, sight, touch, and sound training systems that allows the athlete to train in an environment that we believe is similar to many of the stimuli that would be present in actual competition.  No material revenue has been earned to date.

The Shift Now division, acquired on August 28, 2018, is a full service digital marketing agency focused on branding, creative, video, copy writing, and digital ad placement across various platforms.  The division is responsible for designing and implementing digital strategies for clients in varying industries with an emphasis on automotive.

Entry into Equity Purchase Agreement

On August 28, 2018 (the “Closing Date”), XSport Global, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Investor”), which was subsequently amended on January 7, 2019.  As amended, the Equity Purchase Agreement grants the Company the right to require the Investor to purchase up to $1,000,000 (the “Commitment Amount”) of shares (“Capital Call Shares”) the Company’s common stock, par value $0.001 per share (“Common Stock”)  during the commitment period (the “Commitment Period” commencing on August 28, 2018 and terminating on the earlier of (i) May 30, 2019. (ii) termination of the Equity Purchase Agreement by the Company upon a material breach by the Investor, or (iii) the date that the Investor has purchased Capital Shares equal to the Commitment Amount.

Pursuant to the Equity Purchase Agreement, the closing for Capital Call Shares shall occur on the date that is six business days following the date that the Investor receives Capital Call Shares from the Company. The purchase price for the shares to be paid by the Investor at each closing shall be 70% of the volume-weighted average price of the Company’s common stock during the 5 trading days prior to a closing date.

The obligation of the investor to purchase Capital Call Shares is subject to several conditions, including, among other thing, (i) that the Company has filed a registration statement with the United States Securities and Exchange Commission registering the Capital Call Shares, and (ii) that the purchase of Capital Call Shares shall not cause the Investor to own more than 4.99% of the outstanding shares of the Company’s common stock.

In connection with the Equity Purchase Agreement, on August 29, 2018, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), requiring the Company to register, the Capital Call Shares on a registration statement to be filed with the Securities and Exchange Commission within 30 calendar days of the Closing Date. No shares have been sold as of the date of this filing.

Additionally, on August 29, 2018, the Company approved the issuance of 400,000 shares of the Company’s common stock to Triton Funds LLC.

Results of Operations

Comparison of the Three Months Ended December 31, 2018 and 2017

A comparison of the Company’s operating results for the three months ended December 31, 2018 and 2017 are as follows:

	Three months ended December 31, 2018	Three months ended December 31, 2017

Revenue, net	$522,167	$-
Gross profit	222,088	-
Operating expenses	594,582	235,430
Operating loss	(372,494)	(235,430)
Other expense	(179,353)	(7,707)
Net loss	$(551,847)	$(243,137)

Revenues, net

Revenues increased by $522,167 from the prior year as a result of our August 28, 2018 acquisition of Shift Now, Inc.

Gross profit

Gross profit increased by $222,088 for the three months ended December 31, 2018 as a result of our acquisition of Shift Now, Inc.

Operating expenses

Operating expenses for the three months ended December 31, 2018 and 2017 was $594,582 and $235,430, respectively. The increase in operating expenses is due primarily to our August 28, 2018 acquisition of Shift Now, Inc.

Operating loss

Loss from operations for the three months ended December 31, 2018 and 2017 was $372,494 and $235,430, respectively. The increase in operating loss is primarily due primarily to our August 28, 2018 acquisition of Shift Now, Inc. and an increase in general and administrative expenses.

Comparison of the Fiscal Years Ended September 30, 2018 and September 30, 2017

A comparison of the Company’s operating results for the fiscal years ended September 30, 2018 and September 30, 2017 are as follows:

	Year Ended September 30, 2018	Year Ended September 30, 2017

Revenue, net	$195,074	$-
Gross profit	77,321	-
Operating Expenses	1,194,107	1,721,666
Operating Loss	(1,116,786)	(1,721,666)
Other Expense	(35,541)	(34,201)
Net loss	$(1,152,327)	$(1,755,867)

Revenues, net

Revenues increased by $195,074 from the prior year as a result of our August 28, 2018 acquisition of Shift Now, Inc.

Gross profit

Gross profit increased by $77,321 for the year ended September 30, 2018 as a result of our acquisition of Shift Now, Inc.

Operating Expenses

Operating expenses for the years ended September 30, 2018 and 2017 was $1,194,107 and $1,721,666, respectively. The decrease in operating expenses is primarily due to a reduction of research and development expense of $155,915 related to reduced cash flow as well as a decrease in general and administrative expenses of $510,911, primarily as a result of a decrease in stock-based compensation and consulting fees, offset by one month of Shift Now operating expenses since acquisition.

Operating Loss

Loss from operations for the years ended September 30, 2018 and 2017 was $1,116,786 and $1,721,666, respectively. The decrease in operating loss is primarily due to a reduction of research and development expense of $155,915 related to reduced cash flow as well as a decrease in general and administrative expenses of $510,911, primarily as a result of a decrease in stock-based compensation and consulting fees.

Liquidity, Financial Condition and Capital Resources

As of December 31, 2018, we had cash on hand of $84,244 and a working capital deficiency of $2,839,865, as compared to cash on hand of $87,595 and a working capital deficiency of $2,477,846 as of September 30, 2018. The increase in working capital deficiency is mainly due to an increase in accounts payable and accrued expenses, as well as new convertible debt issued during the three months ended December 31, 2018.

Line of Credit

The Company has a $100,000 line of credit with a bank with a balance of $98,310 as of December 31 and September 30, 2018 and $0 as of September 30, 2017. The line bears interest at prime rate, or a minimum of 5.5%, and matures on May 15, 2019.

Notes Payable – Related Parties

As of December 31, 2018 and September 30, 2018, the Company had notes payable to related parties totaling $122,975 and $120,959, respectively, including accrued interest of $20,975 and $18,959, respectively. The notes are unsecured and bear interest at 8% and are all in default as of December 31, 2018.

Convertible Notes Payable

As of December 31, 2018 and September 30, 2018, the Company had convertible notes payable to related parties totaling $128,701 and 126,746, respectively, including accrued interest of $35,610 and $33,655, respectively. The convertible notes bear interest ranging from 5% to 10% and are convertible in shares of the Company’s common stock at prices ranging from $0.0681 to $1.47 per share. A total of $63,091 of these notes are currently in default.

As of December 31, 2018 and September 30, 2018, the Company had convertible notes payable to third-parties totaling $711,599 and $545,240, respectively, including accrued interest of $40,735 and $36,816, respectively. The convertible notes bear interest at rates ranging from 0% to 18% and are convertible in shares of the Company’s common stock at prices ranging from $0.0615 to $1.47 per share. A total of $220,00 of these notes are currently in default.

On January 3, 2019, the Company entered into convertible note payable for $53,000, including loan fees of $3,000 and finder’s fee of $5,300, resulting in net proceeds of $44,700, with interest at 8%, due January 3, 2020, convertible after 180 days at a price of 65% of the average of the lowest two trading prices of the Company’s common stock during the 15 trading days prior to conversion.

On February 11, 2019, the Company entered into convertible note payable for $75,000, with interest at 10%, due November 6, 2019, convertible at any time at a price of 60% of the lowest trading price of the Company’s common stock during the 20 trading days prior to conversion.

In connection with the sale of the 10% Note, the Company also issued the noteholder a Warrant, expiring on February 5, 2024 and providing for the purchase of up to 37,500 shares of Common Stock at an exercise price of $0.50 per share.

On February 22, 2019, the Company entered into a convertible note payable for $43,000 maturing on February 20, 2020, and bears interest at the rate of 8% per annum.  The note is convertible into the Company’s common stock on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.

On February 26, 2019 the Company entered into a convertible note payable for $62,500 bears an original issuance discount of $5,000, matures on November 21, 2019, and bears interest at the rate of 10% per annum.  The note is convertible into Common Stock on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.

In connection with the sale of the February 26, 2019 note, the Company also issued the noteholder warrants to purchase 37,500 shares of Common Stock at an exercise price of $1.00 per share.  The warrants are immediately exercisable and expire five (5) years from the date of issuance.

In connection with the offerings, pursuant to an Engagement Agency Agreement dated December 7, 2018 with Garden State Securities Inc. (the “Placement Agent”), the Company paid the Placement Agents an aggregate cash fee representing 5% of the gross amount paid by the purchasers and warrants to purchase an aggregate of 3,750 shares of Common Stock (the “Compensation Warrants”) substantially similar to the Warrants.

Common Stock Financing

In October 2018, the Company received proceeds of $25,000 from an accredited investor for the sale of 333,334 shares of the Company’s common stock at a price of $0.075 per share, under a subscription agreement for 666,667 shares for $50,000.

During the year ended September 30, 2018, the Company received $345,035 from accredited investors for an aggregate of 3,747,777 shares of common stock at prices ranging from $0.075 to $0.10 per share.

Debt Financing

During the three months ended December 31, 2018, the Company received an aggregate of $145,000 from the issuance of convertible notes payable.

During the year ended September 30, 2018, the Company received an aggregate of $175,000 from the issuance of convertible notes payable.

Cash from Financing Activities

As of December 31, 2018, we have insufficient cash to operate our business at the current level for the next twelve months and to achieve our business goals unless there is an additional infusion of cash. As of December 31, 2018, we had cash on hand of $84,244 and a working capital deficiency of $2,839,865, as compared to cash on hand of $87,595 and a working capital deficiency of $2,477,846 as of September 30, 2018. We believe this cash will be sufficient to conduct our currently planned operations for a period of three to five months.  However, we also have promissory notes of approximately $440,000 that are past due and owe approximately an additional $575,000 on other notes.  If we are required to pay these notes prior to implementing our business plan, our business plan will be significantly delayed. There can be no assurance that the Company will be able to obtain such additional capital resources or that such financing will be on terms that are favorable to the Company.

Going Concern

The accompanying unaudited condensed consolidated financial statements and audited consolidated financial statements contained in this registration statement have been prepared assuming that the Company will continue as a going concern. The Company has accumulated losses from inception through the period ended December 31, 2018 of approximately $11.0 million, as well as negative cash flows from operating activities. Presently, the Company does not have sufficient cash resources to meet its plans in the twelve months following the issuance of these financial statements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is in the process of evaluating various financing alternatives in order to finance the continued development of the product and services, as well as other general and administrative expenses to support growth of its agency service offerings and future business development efforts. These alternatives include raising funds through public or private equity markets and either through institutional or retail investors. Although there is no assurance that the Company will be successful with its fund-raising initiatives, management believes that the Company will be able to secure the necessary financing as a result of ongoing financing discussions with third party investors and existing shareholders.

The accompanying unaudited condensed consolidated financial statements and audited consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability. If the Company raises additional funds through the issuance of equity, the percentage ownership of current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to the rights, preferences and privileges of the Company’s common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its future plans for developing its business and achieving commercial revenues. Management believes its current cash on hand will not be sufficient for the next twelve months from the issuance of this registration statement.

Working Capital Deficiency

	December 31, 2018	September 30, 2018
Current assets	$562,573	$492,885
Current liabilities	3,402,438	2,970,731
Working capital deficiency	$(2,839,865)	$(2,477,846)

The increase in current assets is mainly due to an increase in accounts receivable of $34,318 and prepaid expenses of $38,721 for the three months ended December 31, 2018. The increase in current liabilities is primarily due to an increase in accounts payable and accrued expenses, as well as the issuance of new convertible debt during the three months ended December 31, 2018.

	September 30, 2018	September 30, 2017
Current assets	$492,885	$193,876
Current liabilities	2,970,731	2,269,438
Working capital deficiency	$(2,477,846)	$(2,075,562)

The increase in current assets is mainly due to an increase in accounts receivable of $384,390 for the year ended September 30, 2018 as a result of the Shift Now, Inc. acquisition. The increase in current liabilities is primarily due to an increase in accounts payable and accrued expenses, as well as the issuance of new convertible debt during the year ended September 30, 2018.

Cash Flows

Comparison of the three months ended December 31, 2018 and 2017

	Three months ended December 31,
	2018	2017
Net cash used in operating activities	$(173,351)	$(232,235)
Net cash from investing activities	-	-
Net cash provided by financing activities	170,000	60,000
Increase (decrease) in cash	$(3,351)	$(172,235)

Operating Activities

Net cash used in operating activities was $173,351 for the three months ended December 31, 2018, primarily due to the net loss of $551,847, partially offset by non-cash expenses related to amortization of debt discounts, change in fair value of the derivative liability, and an increase in accounts payable and accrued liabilities and accrued compensation to related parties.

Net cash used in operating activities was $232,235 for the three months ended December 31, 2017, primarily due to the net loss of $243,137, partially offset by an increase in accounts payable and accrued liabilities and accrued compensation to related parties.

Financing Activities

For the three months ended December 31, 2018, net cash provided by financing activities was $170,000, of which $25,000 was received from the sale of common stock, $145,000 was received from the issuance of convertible debt.

For the three months ended December 31, 2017, net cash provided by financing activities was $60,000 from the sale of common stock.

Comparison of the years ended September 30, 2018 and 2017

Cash Flows

	Year Ended September 30,
	2018	2017
Net cash used in operating activities	$(701,037)	$(342,050)
Net cash provided by investing activities	123,625	-
Net cash provided by financing activities	478,126	405,035
Increase (decrease) in cash	$(99,286)	$62,985

Operating Activities

Net cash used in operating activities was $701,037 for the year ended September 30, 2018, primarily due to the net loss of $1,152,327, partially offset by stock-based compensation issued for services and an increase in accounts payable and accrued liabilities and accrued compensation to related parties.

Net cash used in operating activities was $342,050 for the year ended September 30, 2017, primarily due to the net loss of $1,755,867, offset by stock-based compensation issued for services and an increase in accounts payable and accrued liabilities and accrued compensation to related parties.

Investing Activities

Net cash provided by investing activities of $123,625 for the year ended September 30, 2018 which was a result of the cash acquired in the August 2018 acquisition of Shift Now, Inc.

Financing Activities

For the fiscal year ended September 30, 2018, net cash provided by financing activities was $478,126, of which $345,035 was received from the sale of common stock, $175,000 was received from the issuance of convertible debt.

For the fiscal year ended September 30, 2017, net cash provided by financing activities was $405,035, of which $350,000 was received from the sale of common stock and $55,000 received from the issuance of notes payable.

Future Financing

We will require additional funds to implement our growth strategy for our business.  In addition, while we have received capital from various private placements of equity and convertible debt that have enabled us to fund our operations, these funds have been largely utilized, and additional funds are needed for other corporate operational and working capital purposes.  However, not including funds needed to fund the growth of the Company or to pay down existing debt and trade payables, we anticipate that we will need to raise additional capital to cover all of our operational expenses over the next 12 months from the issuance of this registration statement.  These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.  There can be no assurance that additional financing will be available to us when needed or, if available, that such financing can be obtained on commercially reasonable terms.  If we are not able to obtain the additional necessary financing on a timely basis, or if we are unable to generate significant revenues from operations, we will not be able to meet our other obligations as they become due, and we will be forced to scale down or perhaps even cease our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements included in this registration statement.  We believe that the accounting policies below are critical for one to fully understand and evaluate our financial condition and results of operations.

Fair Value Measurement

Financial instruments consist principally of cash, accounts payable and accrued liabilities, notes, convertible notes payable and derivative liability. Expect for the derivative liability (See table below), the recorded values of all financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles.  The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available.  The three-level hierarchy is defined as follows:

•	Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.
•
Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

•	Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the consolidated financial statement.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Our derivative liabilities have been valued as Level 3 instruments.

	Level 1	Level 2	Level 3	Total
Fair value of convertible note derivative liability - December 31, 2018	$–	$–	$55,000	$55,000

The fair value of the derivative liability was based on the default provision of the convertible note requiring payment of 150% of the principal balance.

Warrants

The Company has issued warrants in connection with financing arrangements. Warrants that do not qualify to be recorded as permanent equity are recorded as liabilities at their fair value using the Black-Scholes option pricing model. The relative fair value of the warrants is recorded in additional paid-in capital and as a debt discount.  For warrants issued for services, the relative fair value is recorded in additional paid-in capital and stock-based compensation.

Share-based compensation

The Company measures the cost of awards of equity instruments based on the grant date fair value of the awards.  That cost is recognized on a straight-line basis over the period during which the employee is required to provide service in exchange for the entire award.  The fair value of stock options on the date of grant is calculated using the Black-Scholes option pricing model, based on key assumptions such as the fair value of common stock, expected volatility and expected term. The Company’s estimates of these important assumptions are primarily based on third-party valuations, historical data, peer company data and the judgment of management regarding future trends and other factors.

Convertible Notes Payable

The Company had convertible notes outstanding at December 31, 2018 with a default payment provision (a default provision that required payment of 150% of the outstanding principal amount plus accrued interest). The Company determined that the default provision is an embedded component that qualifies as a derivative which should be bifurcated from the convertible notes and separately accounted for in accordance with FASB ASC 815, “Derivatives and Hedging”.  ASC 815 –15–25–42 establishes criteria to determine whether puts are closely and clearly related to a debt host should the debt contain a substantial premium or default provision (one that is greater than 10% of the principal resulting from puts that require payoff for more than 110% of principal amount outstanding). The embedded derivative is recorded at fair value on the date of issuance and marked-to-market at each balance sheet date with the change in the fair value recorded as income or expense in the statement of operations.”

Derivative Liability

The Company had convertible notes outstanding at December 31, 2018 with a default payment provision (a default provision that required payment of 150% of the outstanding principal amount plus accrued interest). The Company determined that the default provision is an embedded component that qualifies as a derivative which should be bifurcated from the convertible notes and separately accounted for in accordance with FASB ASC 815, “Derivatives and Hedging”. ASC 815–15–25–42 establishes criteria to determine whether puts are closely and clearly related to a debt host should the debt contain a substantial premium or default provision (one that is greater than 10% of the principal resulting from puts that require payoff for more than 110% of principal amount outstanding). The embedded derivative is recorded at fair value on the date of issuance and marked-to-market at each balance sheet date with the change in the fair value recorded as income or expense in the statement of operations.

Equity Instruments Issued for Services

Issuances of the Company’s common stock for services is measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to employees and board members is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those financial reporting dates. Based on the applicable guidance, the Company records the compensation cost but treats forfeitable unvested shares as unissued until the shares vest.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 “Revenue from Contracts with Customers”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the new revenue recognition model to contracts with customers, an entity: (1) identifies the contract(s) with a customer; (2) identifies the performance obligations in the contract(s); (3) determines the transaction price; (4) allocates the transaction price to the performance obligations in the contract(s); and (5) recognizes revenue when (or as) the entity satisfies a performance obligation.

XSport

XSport recognizes revenue from the sale of its software application thorough subscriptions received from end users.  XSport had no revenues from its application during the three months ended December 31, 2018 and 2017, or during the years ended September 30, 2018 and 2017.

Shift Now

Shift Now recognizes service revenue when the service is completed under ASC Topic 606. The Company records project revenue and expenses as net revenue for projects where the Company receives payments from customers and has limited credit risk (acts as an agent versus principal).

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts.  The Company provides for allowances for uncollectible receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate.  The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.  As of December 31, 2018, and September 30, 2018 and 2017, the Company’s allowance for doubtful accounts was $10,000, $10,000 and $0, respectively.

Intangible Assets

The Company periodically reviews the carrying value of intangible assets to determine whether impairment may exist. Intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, an impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. The Company uses level 3 inputs and a discounted cash flow methodology, along to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Recent Accounting Standards

During the three months ended December 31, 2018 and the years ended September 30, 2018 and 2017, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”).  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

On May 10, 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09 “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, which provides guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The guidance is effective prospectively for all companies for annual periods beginning on or after December 15, 2017. Early adoption is permitted.  The company determined that the adoption of this ASU had no material impact on its financial position on results of operations.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The changes in the new standard eliminate the accounting for excess tax benefits to be recognized in additional paid-in capital and tax deficiencies recognized either in the income tax provision or in additional paid-in capital. The ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018. The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company will adopt this guidance beginning with its first quarter ended December 31, 2019. Management does not expect this ASU to have a material impact upon adoption.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth biographical information about each of our directors and executive officers:

Name	Age	Title
Robert Finigan	45	Chairman of the Board, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer
Maurice E. Durschlag	55	Direct

The Board of Directors is comprised of only one class. Our directors serve for a term of one year and until their successor(s) are elected at the Company’s annual shareholders meeting and are qualified, subject to removal by the Company’s shareholders. Our sole executive officer, Mr. Finigan, serves at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our sole officer and directors includes their experience, qualifications, attributes, and skills necessary for him to serve as a director and/or executive officer.

Robert Finigan – Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Mr. Finigan has more than 20 years developing international brand strategies for retail, sports, gaming and technology brands. Mr. Finigan has extensive experience with corporate strategy, branding, digital, marketing, and product development. He served as the Chief Executive Officer of HeadTrainer, Inc. from May 2016 through the Merger date of September 11, 2017, and now serves as Chairman of the Board, CEO, and CFO of the post-Merger HeadTrainer. From October, 2012 to December, 2016, he served as both Chief Branding Officer and Global Chief Marketing Officer of private-equity backed Modere, a global health and wellness brand. As Chief Marketing Officer, he led a global transformation and rebranding effort, while playing a key force in driving growth objectives. Prior to Modere, from January 2012 to May 2013, he served as Executive Vice President at Mood Media (TSX:MM), a provider of Experience Design solutions with more than 500,000 active client locations around the globe utilizing its digital media and content. He was the founder, Chief Experience Officer/Creative Director of ettaingroup, Vice President at Bank of America, and has held various executive leadership roles in agencies, design firms, start-ups and new venture development concepts through his firm, Black Labs Ventures LLC.

We believe that Mr. Finigan’s significant experience relating to operational management and the public markets and his years of involvement with our company, makes him suitable to serve as a director of our company.

 Maurice Durschlag – Director. Mr. Maurice E. (Hank) Durschlag has served as the Chairman of the Board of Directors of HeadTrainer, Inc. since September 11, 2017 (post-Merger). Mr. Durschlag founded HeadTrainer, Inc. in May 2014 and served as its Chairman through the September 11, 2017 Merger date. Mr. Durschlag is the Founder of FUSE Science, LLC (“FUSE”), and served as its President from November 2009 to April 2011. From April 2006 to November 2009, Mr. Durschlag served as Chief Executive Officer and Chief Financial Officer for HealthSport, Inc. Mr. Durschlag was a founding partner of GlucoTec, Inc. (n/k/a Glytec) a developer and manufacturer of software related to intravenous dosing of medications (insulin) and other fluids used to manage hypoglycemia and hyperglycemia in acute care settings, and from 2006 to 2007, Mr. Durschlag served as CEO for GlucoTec, Inc. Mr. Durschlag founded Maxx Motorsports, LLC (“Maxx”) a motorsports marketing and research & development company and from 1999 to 2005, Mr. Durschlag served as Maxx’s President. From 1995 to 2000, Mr. Durschlag served as Vice President of Sales and Marketing for Diabetes Management Services, Inc. (“DMS”), a national diabetes products and service company with treatment modules focusing on acute care, and diabetes & pregnancy. From 1999 to 2000, Mr. Durschlag also served as a member of the Board of Directors of DMS. From 1986 to 1987, Mr. Durschlag served with the United States Army, 106th Military Intelligence Battalion, at Fort Richardson, Alaska. Mr. Durschlag is a Graduate of  California University of Pennsylvania, California, PA, where he earned his Bachelor’s Degree in Business Administration in 1989. Mr. Durschlag is also a Graduate of Clemson University, Clemson, SC, where he earned his Master’s Degree in Business Administration in 1992. Mr. Durschlag co-authored various patent applications, including (i) “Composition for the Transdermal Delivery of Bioactive Agents,” (ii) “Process for Electronically Bonding Molecules to Increase Dermal and Mucosal Tissue Absorption Characteristics,” (iii) “Edible Film for Transmucosal Delivery of Nutritional Supplements,” and (iv) “Systems and Methods for Accessing Diabetic Conditions.”

EXECUTIVE COMPENSATION

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending September 30, 2018, 2017 and 2016; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended September 30, 2017 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Name/ Principal Position	Year	Salary	Option Award	All Other Compen- sation	Total Compen- sation
	2018	$150,000	$-	$12,500	$162,500
Robert Finigan (1)	2017	$21,040	$-	$139,022	$160,062
Chief Executive Officer	2016	$5,592	$-	$51,041	$56,663

	2018	$120,000	-	$12,500	$132,500
Maurice Durschlag (2)	2017	$5,000	$-	$263,038	$268,038
Chief Marketing Officer	2016	$150,000	$-	$-	$150,000

	2018	$-	$-	$-	$-
Derek Cahill (3)	2017	$90,000	$-	$-	$90,000
Chief Executive Officer	2016	$45,000	$-	$-	$45,000

	2018	$-	$-	$-	$-
James Donahue (4)	2017	$-	$-	$-	$-
Chief Financial Officer	2016	$-	$-	$12,500	$12,500

(1)
Mr. Finigan was appointed as Chief Executive Officer of HeadTrainer, Inc. on May 15, 2016. Total compensation does not include value of 1,500,000 options granted on May 15, 2016 which were cancelled at the September 11, 2017 Merger date.

(2)	Mr. Durschlag was appointed as Marketing Officer of HeadTrainer, Inc. on September 15, 2017 and previously served as the Chairman of the Board of HeadTrainer in 2016 and 2017.

(3)	Mr. Cahill accrued salary of $45,000 for his services as the president of TeleHealthCare, Inc., which he has forgiven the Company as part of the Merger.

(4)	Mr. Donahue received 1,500,000 shares of common stock of the Company for services as Chief Financial Officer. The Company valued these shares at $12,500.

Employment Agreements

Robert Finigan – Chief Executive Officer

On September 15, 2017, we entered into an employment agreement with Mr. Robert Finigan as our Chairman and Chief Executive Officer. Under the terms of the employment agreement, Mr. Finigan is considered an “At Will” employee and shall receive annual compensation of $150,000 per year and be immediately vested in the Company’s health and benefits package. Mr. Finigan was also granted 1,000,000 (333,333 post-reverse stock split) shares of the Company’s common stock that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019. Mr. Finigan also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share. Mr. Finigan is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays. On September 15, 2018 the Company and Mr. Finigan entered into an amended employment agreement where he will received $200,000 per year until expiration on December 31, 2020 and an annual stock grants of 500,000 shares per year. Mr. Finigan is also entitled to an annual bonus to be approved by the Board of Directors paid in the form of company stock in the amount of shares up to 1.5% of the total number of shares issued by the Company on the last day of each year. Determinations with regard to bonus or option grants are made by the Board of Directors.

Prior to the Merger, Mr. Finigan was issued a total of 3,703,492 shares of HeadTrainer common stock under his employment agreements to serve at CEO, and including shares granted for director’s compensation. Additionally, he was issued stock options to purchase up to 1,500,000 shares of common stock which were cancelled on the September 11, 2017 Merger date.

Maurice Durschlag

On September 15, 2017, we entered into an employment agreement with Mr. Maurice Durschlag as our Chief Marketing Officer. Under the terms of the employment agreement, Mr. Durschlag is considered an “At Will” employee and shall receive annual compensation of $120,000 per year and be immediately vested in the Company’s health and benefits package. Mr. Durschlag was also granted 1,000,000 (333,333 post-reverse stock split) shares of the Company’s common stock that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019. Mr. Durschlag also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share. Mr. Durschlag is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays. On September 15, 2018 the Company and Mr. Durschlag entered into an amended employment agreement where he will received $180,000 per year until expiration on December 31, 2020 and an annual stock grants of 500,000 shares per year. Mr. Durschlag is also entitled to an annual bonus to be approved by the Board of Directors paid in the form of company stock in the amount of shares up to 1.0% of the total number of shares issued by the Company on the last day of each year. Determinations with regard to bonus or option grants are made by the Board of Directors.

Prior to the Merger, Mr. Durschlag was issued 2,527,978 founder’s shares (842,659 share post-reverse stock split) when he founded the Company in May 2014 and was issued an additional 3,157,450 shares of XSport Global common stock (1,052,483 shares post-reverse stock split) under his employment agreements to serve as Chairman of the Board, including his election to convert certain unpaid salary to stock.

Kristi Griggs

On August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of the greater of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Ms.Griggs shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  Ms.Griggs may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of September 30, 2018. There were no exercises of options by executives or directors in the year ended September 30, 2018. No additional stock vested under previously issued options, except as noted below.

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (#)	Equity Incentive Plan Awards: Number of Unearne d Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Robert Finigan, CEO and Director (1)	-	-	-	-	-	500,000	$37,500	-	-
Maurice E. Durschlag, CMO and Director	-	-	-	-	-	500,000	$37,500	-	-

(1)
On May 15, 2016, Mr. Finigan was granted options to purchase 1,500,000 shares of HeadTrainer, Inc. (pre-Merger, private company) common stock at an exercise price of $0.0501 per shares that expires on May 31, 2022. The options were cancelled at the Merger date on September 11, 2017.

Equity Compensation Plan Information and Issuances

Our current policy is that all full time key employees are considered annually for the possible grant of stock options, depending upon employee performance. The criteria for the awards are experience, uniqueness of contribution to our business and the level of performance shown during the year. Stock options are intended to generate greater loyalty and help make each employee aware of the importance of their business success of the Company. We currently have no outstanding equity compensation plan in place for the Company. All options previously granted were out of plan options.

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the fiscal year ended September 30, 2018.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensati on Earnings ($)	All other Compensation ($)	Total ($)
Robert Finigan	-	$7,500	-	-	-	-	$7,500
Maurice Durschlag	-	$7,500	-	-	-	-	$7,500

Our directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors’ meetings and for promoting our business. From time to time we may the to perform services on our behalf. Mr. Finigan receives compensation for his services as an executive officer of the Company, but not as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 11, 2019 (except as otherwise indicated), regarding beneficial ownership of our Common Stock by (i) each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) each of our directors and nominees for director, (iii) each of the Named Executive Officers (as defined below) and (iv) all our directors and executive officers as a group. As of April 11, 2019, we had approximately 40,250,649 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class
Robert Finigan	4,850,056	12.0%
Maurice Durschlag	3,448,705	8.6%
Directors & Executive Officers as a group (2 persons)	8,298,761	20.6%

Other 5% Holders
Devin Bosch 5416 Challis Ford Lane, Charlotte, NC 28226	2,672,191	6.6%
Kevin Fickle 1415 Oakland Boulevard, Suite 219 Walnut Creek, CA 94595	2,672,191	6.6%
Steve Hall(3) 1300 S. Mint St #405, Charlotte, NC 28203	6,067,148	14.8%

(1)	The beneficial owner has sole voting and investment power with respect to the shares shown

(2)	All ownership is beneficial and of record, unless indicated otherwise.

(3)	Includes warrants to purchase 631,985 shares of common stock. Mr. Hall is an affiliate of Signature Sports Group, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2014, the Company entered into an agreement with HIP, LLC (“HIP”), a company owned by the Company’s Chairman. Per the agreement, in exchange for the intellectual property consisting of certain patents and trademarks, the Company is to pay HIP periodic royalty payments equal to 1.75% of the revenue derived from the sale of any product incorporating the intellectual property.  There were no material revenue from these products through December 31, 2018. On November 30, 2018, the Company and HIP amended this agreement in which HIP agreed to waive any right to receive any royalty payments.

On July 24, 2015, the Company entered into a separation agreement and release of liability (the ‘Separation Agreement”) with the Company’s former Chief Executive Officer (the “former CEO”) whereby the Company agreed to pay the former CEO a severance payment of $150,000, plus repay a $50,000 unsecured promissory note which is included in convertible notes payable – related parties on the accompanying balance sheet, on or before December 31, 2017, or within 10 days of the Company receiving $700,000 in cash proceeds from the issuance of debt or equity securities.  The $150,000 severance payment is reflected in accrued compensation to related parties as of December 31, 2018 and 2017.  Additionally, the Company agreed to pay the former CEO a royalty of 0.5% of the Company’s gross revenue recognized from June 15, 2015 through January 25, 2018 payable on a quarterly basis.  There were no material revenues during this period.  The former CEO has initiated legal action against the Company and has received a judgement to collect the unpaid severance payment, promissory note, and royalties as the amounts remain unpaid as of December 31, 2018.  The Company has appropriately accrued for this matter and has included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheets. On June 22, 2018, the Company paid $41,909 to the former CEO towards these amounts due. The severance payment of $150,000 and principal and interest on the unsecured promissory note of $24,019 were outstanding as of December 31, 2018.  The Company made subsequent payments toward this outstanding debt of $25,000, $12,500 and $1,500 in January 2019, and $1,500 in February 2019.

On February 1, 2015, the Company entered into an Employment Agreement with one of the Company’s founders, Mr. Maurice Durschlag, to serve as Chairman of the Board of Directors (the “Former Chairman and current Director and CMO”).   The agreement has a term of seven years, renewable in two-year increments upon the approval of the Board of Directors of the Company and provides for an annual salary of $150,000.  Additionally, the agreement includes compensation of .0125% of gross revenue after successful launch of the Company’s product, subject to approval by the board of directors.  There were no product revenue during the three months ended December 31, 2018 and 2017.  In February and November 2016, the Former Chairman and current Director and CMO and the Company entered into a deferred salary conversion agreement, whereby the Former Chairman and current Director and CMO agreed to convert a total of $131,000 of unpaid salary into 1,139,480 shares (379,827 post-reverse stock split) of the Company’s common stock.  In June 2018, the company issued 697,504 common shares to the Former Chairman and current Director and CMO in payment of $47,500 of unpaid salary.   As of December 31, 2018 and September 30, 2018, a total of $27,750, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet.  In June 2018, the Company granted the Former Chairman and current Director and CMO 241,667 shares, with a fair value of $18,125, for incentive and past services as a director.  He currently still serves as a director and CMO.

On September 15, 2017, we entered into an amended employment agreement with Mr. Maurice Durschlag as our CMO.  Under the terms of the employment agreement, Mr. Durschlag is considered an “At Will” employee and shall receive annual compensation of $120,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Durschlag was also granted 1,000,000 shares of the Company’s common stock (333,333 shares post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Durschlag also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Durschlag is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of December 31, 2018 and September 30, 2018, a total of $84,668 and $60,000, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $180,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split. In October 2018, the Company issued 271,094 shares of the Company’s common stock with a value of $20,332 in payment for unpaid salary under the agreement.

On May 15, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CEO, Mr. Robert Finigan, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CEO shall begin receiving a salary of $100,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CEO shall begin receiving a salary of $200,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,500,000 stock options (500,000 post-reverse split) of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share and a fair value of $371,858. The options became fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13). These options were cancelled on the Merger date.  Accrued salary under this agreement was $0 as of December 31, 2018 and September 30, 2018, respectively.   On May 19, 2017, the Company granted 1,011,191 shares (337,064 post-reverse split) with a value of $100,000 in lieu of salary under this agreement.

On September 15, 2017, we entered into an amended employment agreement with Mr. Robert Finigan as our Chairman and CEO.  Under the terms of the employment agreement, Mr. Finigan is considered an “At Will” employee and shall receive annual compensation of $150,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Finigan was also granted 1,000,000 shares of the Company’s common stock (333,333 post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Finigan also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Finigan is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of December 31, 2018 and September 30, 2018, a total of $46,048 and $42,327, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. In June 2018, the company granted Mr. Finigan 1,263,989 shares and 871,880 shares of common stock for unpaid wages as Chairman and CEO, as well as 241,667 shares for incentives and director services. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $200,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split.  In October 2018, the Company issued 324,749 shares of the Company’s common stock with a value of $24,356 in payment for unpaid salary under the agreement.

On May 27, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CTO, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CTO shall begin receiving a salary of $75,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CTO shall begin receiving a salary of $150,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,125,000 stock options of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share.  The options become fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13).  These options were cancelled on the Merger date.  On May 27, 2017, the Company granted 252,798 shares with a value of $75,000 in lieu of salary under this agreement.  The CTO resigned in August 2017.

Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, as additional consideration, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

On February 25, 2019, Ray Mariorenzi was appointed to serve as the Company’s President. In connection with such appointment, Mr. Mariorenzi entered into an employment agreement with the Company.  Pursuant to the terms of the agreement, Mr. Mariorenzi was employed for a period of two years at an annual salary $180,000 per year and Five Million (5,000,000) shares of Common Stock of which Two Million (2,000,000) shares vest immediately and the balance vest equally over twelve (12) months.  The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company the Company will be required to pay three months’ salary and Mr. Mariorenzi will be entitled to retain any vested equity awards.

On March 18, 2019, Lester Steptoe was appointed to serve as the Company’s VP of Business Development. In connection with such appointment, Mr. Steptoe entered into an employment agreement with the Company.  Pursuant to the terms, Mr. Steptoe was employed for a period of two years at an annual salary $120,000 contingent on a successful capital raise of more than $500,000 per year and Five Million (2,000,000) shares of Common Stock of which 200,000 shares vest immediately and the balance equally every quarter of employment agreement.  The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company the Company will be required to pay three months’ salary and Mr. Steptoe will be entitled to retain any vested equity awards

LEGAL MATTERS

The validity of the Common Stock offered in this Prospectus has been passed upon for us by Kane Kessler, P.C., 666 Third Avenue, New York, New York 10017.

EXPERTS

The consolidated financial statements of XSport Global, Inc. as of and for the years ended September 30, 2018 and 2017, included in this registration statement on Form S-1, have been audited by Friedman LLP, an independent registered public accounting firm, (the report includes an explanatory paragraph referring to our ability to continue as a going concern), and in reliance on such report given upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$124.50
Legal expenses	$20,000	*
Accounting expenses	$5,000	*
Miscellaneous	$5,000	*
Total	$30,124.50	*

*	Estimated

Item 14.	Indemnification of Directors and Officers

Our directors and officers are indemnified by our articles of incorporation and bylaws to the fullest extent legally permissible under the laws of Wyoming against all expenses, liability and loss, reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Unless our Board determines by a majority vote of a quorum of disinterested directors that, based upon the facts known, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to our best interest (or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful), costs, charges and expenses (including attorneys’ fees) incurred by such person in defending a civil or criminal proceeding shall be paid by the Company in advance upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by the bylaws, and upon satisfaction of other conditions required by current or future legislation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities

Transactions during the year ended September 30, 2019 (through April 11, 2019; all shares are post-reverse stock split):

In October 2018, the Company issued 324,749 and 271,094 shares of the Company’s common stock the Company’s CEO and CMO, respectively, at a price of $0.075 per share for payment of deferred wages.

In October 2018, the Company received proceeds of $25,000 from an accredited investor for the sale of 333,334 shares of the Company’s common stock at a price of $0.075 per share, under a subscription agreement for 666,667 shares for $50,000.

On December 17, 2018, the Company, consummated the offering of an 8% Convertible Promissory Note in the principal amount of $57,000 and a 10% Convertible Promissory Note in the principal amount of $110,000 (the “December 10% Note”), respectively, in private placements to accredited investors.  The December 10% Note was issued for the purchase price of $100,000, and included an original issue discount of $10,000.  In connection with the sale of the December 10% Note, the Company also entered into a Common Stock Purchase Warrant providing for the purchase of up to 372,754 shares of the Company’s common stock.

On January 8, 2019, the Company consummated the offering of an 8% Convertible Promissory Note in the principal amount of $53,000 in a private placement to an accredited investor.

On February 11, 2019, the Company consummated the offering of a 10% Convertible Promissory Note in the principal amount of $75,000 (the “February 10% Note”) in a private placement to an accredited investor.  In connection with the sale of the February 10% Note, the Company also issued the noteholder a Warrant, expiring on February 5, 2024 and providing for the purchase of up to 37,500 shares of Common Stock at an exercise price of $0.50 per share. In connection with the sale of the February 10% Note, the Company also issued the noteholder a Warrant, expiring on February 5, 2024 and providing for the purchase of up to 37,500 shares of Common Stock at an exercise price of $0.50 per share.

On February 22, 2019, the Company entered into a convertible note payable for $43,000 maturing on February 20, 2020, and bears interest at the rate of 8% per annum.  The note is convertible into the Company’s common stock on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.

On February 26, 2019 the Company entered into a convertible note payable for $62,500 bears an original issuance discount of $5,000, matures on November 21, 2019, and bears interest at the rate of 10% per annum.  The note is convertible into Common Stock on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.

In connection with the sale of the February 26, 2019 note, the Company also issued the noteholder warrants to purchase 37,500 shares of Common Stock at an exercise price of $1.00 per share.  The warrants are immediately exercisable and expire five (5) years from the date of issuance.

In connection with the offerings, pursuant to an Engagement Agency Agreement dated December 7, 2018 with Garden State Securities Inc. (the “Placement Agent”), the Company paid the Placement Agents an aggregate cash fee representing 5% of the gross amount paid by the purchasers and warrants to purchase an aggregate of 3,750 shares of Common Stock (the “Compensation Warrants”) substantially similar to the Warrants.

The offer and sale of the notes and warrants (and the shares of common stock into which the notes are convertible or for which the warrant is exercisable) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Transactions during the year ended September 30, 2018 (all shares are post-reverse stock split):

On October 2, 2017, the Company received proceeds of $60,000 from an accredited investor for the sale of 881,057 shares of the Company’s common stock at a price of $0.068 per share.

On January 10, 2018, the Company received aggregate proceeds of $60,000 from two investors for the sale of a total of 200,000 shares of the Company’s common stock at a price of $0.30 per share.

In April and May 2018, the Company received aggregate proceeds of $50,030 from two investors for the sale of a total of 333,334 shares of the Company’s common stock at a price of $0.15 per share.

In June 2018, the Company received aggregate proceeds of $150,004 from two investors for the sale of a total of 2,000,053 shares of the Company’s common stock at a price of $0.075 per share.

In June 2018, the Company granted the Company’s CEO and CMO an aggregate of 3,316,707 shares of the Company’s common stock for services with an aggregate fair value of approximately $248,000, of which $106,874 was credited against accrued payroll due.

In August 2018, the Company issued 450,000 shares in conjunction with the acquisition of Shift Now, Inc., at a price of $0.075 per share (see Note 6). Pursuant to the purchase agreement, the Company will issue an additional 250,000 shares based on Shift Now’s performance targets.

In August 2018, the Company received aggregate proceeds of $25,000 from an investor for the sale of a total of 333,333 shares of the Company’s common stock at a price of $0.075 per share.

In September 2018, the Company issued 400,000 shares to a consultant for services at a price $0.075 per share based on most recent equity raise.  The share issuance was in connection with a purchase agreement with Triton, to which Triton has agreed to purchase from us up to $1,000,000 of our common stock (subject to certain limitations). Also on August 29, 2018, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Triton, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Triton under the Purchase Agreement.  No funds have been raised to date under this Agreement.

During the year ended September 30, 2018, the Company’s CEO was granted 333,333 shares of restricted common stock as part of future compensation and vested in 208,333 of those shares at $0.0681 per share, with a total value of $14,188 for services pursuant to his employment agreement dated September 15, 2017.  These shares have not yet been issued, however, the compensation expense has been recognized.  Total unrecognized compensation for these stock grants was approximately $8,513 as of September 30, 2018.

During the year ended September 30, 2018, the Company’s Chief Marketing Officer was granted 333,333 shares of restricted common stock as part of future compensation and vested in 125,000 of those shares at $0.0681 per share, with a total value of $14,188 for services pursuant to his employment agreement dated September 15, 2017.  These shares have not yet been issued, however, the compensation expense has been recognized.  Total unrecognized compensation for these stock grants was approximately $8,513 as of September 30, 2018.

The Company relied on the exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The relevant agreements contain representations to support the Company’s reasonable belief that the investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Transactions during the year ended September 30, 2017 (all shares are post-reverse stock split):

On November 7, 2016, the two consultants agreed to convert a total of $300,000 of consulting fees earned in 2015 and 2016 into 1,011,191 shares of the Company’s common stock at a price of $0.30 per share.

On November 30, 2016, the Company granted 421,330 shares of common stock at $0.30 per share, with a total value of $125,000, to the Company’s former Chairman of the Board for services pursuant to his amended employment agreement dated April 22, 2015.

In January of 2017, the company received $25,000 from an accredited investor for 84,266 shares of the Company’s common stock at a price of $0.30 per share.

In February of 2017, the Company received $50,000 from an accredited investor for 168,532 shares of the Company’s common stock at a price of $0.30 per share.

In May of 2017, the Company received an aggregate of $40,000 from two accredited investors for 134,825 shares of the Company’s common stock at a price of $0.30 per share.

In August and September of 2017, the Company received an aggregate of $235,035 from accredited investors for 3,451,322 shares of the Company’s common stock at a price of $0.0681 per share.

During the year ended September 30, 2017, the Company’s Chairman of the Board agreed to convert $62,500 of deferred salary earned in 2016 into 210,665 shares of the Company’s common stock at a price of $0.30 per share.

During the year ended September 30, 2017, the Company’s president earned 209,626 shares of common stock at $0.30 per share, with a total value of $62,192 for services pursuant to his amended employment agreement dated May 16, 2016.

    During the year ended September 30, 2017, the Company’s CTO earned 165,531 shares of common stock at $0.30 per share, with a total value of $49,110 for services pursuant to his amended employment agreement dated May 27, 2016.

During the year ended September 30, 2017, the Company’s Chief Marketing Officer earned 105,332 shares of common stock at $0.0681 per share, with a total value of $2,838 for services pursuant to his employment agreement dated September 15, 2017.

During the year ended September 30, 2017, the Company’s CEO earned 105,999 shares of common stock at $0.0681 per share, with a total value of $2,838 for services pursuant to his employment agreement dated September 15, 2017. Additionally, the CEO was granted 631,994 shares of common stock with a value of $0.0681 per share ($17,025 total) pursuant to the change of control clause in the CEO’s previous employment agreement dated June 16, 2017.

During the year ended September 30, 2017, a total of 410,433 common shares were earned by directors for services at a fair value of $121,767, or $0.30 per share.

During the year ended September 30, 2017, a total of 188,896 shares were earned by consultants and medical advisors for consulting services with an aggregate fair value of $52,253.

During the year ended September 30, 2017, the Company granted NUWA an additional 88,884 shares with a fair value of $26,370, or $0.30 per share, under their non-dilution clause included in the April 22, 2016 agreement.  No further non-dilution shares are due under the agreement.

The Company relied on the exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The relevant agreements contain representations to support the Company’s reasonable belief that the investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 16.	Exhibits

The exhibits listed in the index below are filed as part of this report.

Item 17.	Undertakings

1.    The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.    The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i)    If the registrant is relying on Rule 430B:

(A)  For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, on April 11, 2019.

XSPORT GLOBAL, INC.
(Registrant)

By:	/s/ Robert Finigan
Robert Finigan,
Chief Executive Officer, Chairman
(Principal Executive and Financial Officer)

By:	/s/ Maurice Durschlag
Maurice Durschlag
Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Finigan his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert Finigan	Chief Executive Officer, Chairman	April 11, 2019
Robert Finigan	(Principal Executive and Financial Officer)

/s/ Maurice Durschlag	Director	April 11, 2019
Maurice Durschlag

XSport Global, Inc.
Form S-1
Index to Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among TeleHealthCare, Inc., HeadTrainer, Inc. and HT Acquisition (1)

3.1	Amended and Restated Articles of Incorporation (2)

3.2	Articles of Amendment to Articles of Incorporation (3)

3.3	Bylaws (4)

4.1	Form of Series A Convertible Debenture (5)

4.2	Specimen Stock Certificate (6)

4.3	Registration Rights Agreement with Triton Funds LP, dated August 28, 2018 (7)

5.1	Opinion of Kane Kessler, P.C.*

10.1	Form of Subscription Agreement for Series A Convertible Debenture (8)

10.2	Form of Subscription Agreement for Common Stock (9)

10.3	Employment Agreement, by and between the Company and Robert Finigan, dated September 15, 2017 (10)

10.4	Employment Agreement, by and between the Company and Maurice Durschlag, dated September 15, 2017 (11)

10.5	Purchase Agreement with Triton Funds LP, dated August 28, 2018 (12)

10.6	Amendment to Equity Purchase Agreement with Triton Funds LP, entered into on January 7, 2019 (13)

10.7	Employment Agreement, by and between the Company and Kristi Griggs, effective August 28, 2018 (14)

10.8	Convertible Promissory Note, by and between the Company and Kristi Greeson Griggs, dated August 10, 2018 (15)

10.9	Stock Purchase Agreement, by and between the Company and Kristi Griggs, dated August 28, 2018 (16)

10.10	Form of 8% Convertible Promissory Note (17)

10.11	Form of Securities Purchase Agreement (18)

10.12	Form of 10% Convertible Promissory Note (19)

10.13	Form of 10% Convertible Note (20)

10.14	Form of Common Stock Purchase Warrant (21)

10.15	Form of Common Stock Purchase Warrant (22)

10.16	Form of Convertible Promissory Note (23)

10.17	Form of Securities Purchase Agreement (24)

10.18	Form of Securities Purchase Agreement (25)

10.19	Amendment to Purchase Agreement with Triton Funds LP, dated March 29, 2019 (26)

14.1	Code of Ethics (27)

23.1	Consent of Independent Registered Public Accounting Firm *

* Filed herewith.

(1) Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2017.

(2) Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 13, 2018.

(3) Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 13, 2018.

(4) Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on April 3, 2015.

(5) Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2017.

(6) Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on July 27, 2018.

(7) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form on 8-K, filed with the Securities Commission on September 4, 2018.

(8) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2017.

(9) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2017.

(10) Incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 13, 2018.

(11) Incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 13, 2018.

(12) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form on 8-K, filed with the Securities Commission on September 4, 2018.

(13) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form on 8-K, filed with the Securities Commission on January 22, 2019.

(14) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 6, 2018.

(15) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 6, 2018.

(16) Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 6, 2018.

(17) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 27, 2018.

(18) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 27, 2018.

(19) Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 27, 2018.

(20) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 11, 2019.

(21) Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 27, 2018.

(22) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 11, 2019.

(23) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 16, 2019.

(24) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 16, 2019.

(25) Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 11, 2019.

(26) Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 29, 2019.

(27) Incorporated by reference to Exhibit 14.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on April 3, 2015.

Index
INDEX TO FINANCIAL STATEMENTS
XSPORT GLOBAL, INC.

Index

XSPORT GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2018	September 30, 2018

ASSETS

Current assets
Cash	$84,244	$87,595
Accounts receivable, net	418,708	384,390
Prepaid expenses	59,621	20,900
Total current assets	562,573	492,885

Property and equipment, net	38,711	42,872
Intangible assets, net	124,816	128,647

Total assets	$726,100	$664,404

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Line of credit	$98,310	$98,310
Accounts payable and accrued liabilities	2,308,497	2,143,930
Accrued compensation to related parties	403,480	341,507
Current portion of long-term note payable	4,448	7,463
Notes payable - related parties	122,975	120,959
Current portion of convertible notes payable, net	296,027	146,816
Current portion of convertible notes payable - related parties	113,701	111,746
Derivative liability	55,000	-

Total current liabilities	3,402,438	2,970,731

Long-term note payable, net	19,067	19,067
Long-term convertible notes payable, net	415,572	398,424
Long-term convertible notes payable, related party, net	15,000	15,000
Total long-term liabilities	449,639	432,491

Total liabilities	3,852,077	3,403,222

Commitments and contingencies (note 16)

Stockholders’ deficit
Preferred stock, 10,000,0000 shares authorized; par value $0.001; no shares issued or outstanding	-	-

Common stock, 500,000,0000 shares authorized; par value $0.001; 38,135,984 and 37,206,807 shares issued and outstanding as of December 31, 2018 and September 30, 2018, respectively	38,136	37,207
Additional paid-in capital	7,876,173	7,712,414
Accumulated deficit	(11,040,286)	(10,488,439)
Total stockholders’ deficit	(3,125,977)	(2,738,818)

Total liabilities and stockholders’ deficit	$726,100	$664,404

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
XSPORT GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended December 31,
	2018	2017

Revenue, net	$522,167	$-
Cost of revenue	300,079	-
Gross profit	222,088	-

Operating expenses:

Research and development	70,064	48,490
General and administrative	524,518	186,940

Total operating expenses	594,582	235,430

Loss from operations	(372,494)	(235,430)

Other expense:
Interest expense	179,353	7,707
	179,353	7,707

Net loss	$(551,847)	$(243,137)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding - basic and diluted	37,974,388	29,770,893

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
XSPORT GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Stock Shares	Common Stock Amount	Additional paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balance, September 30, 2018	37,206,807	$37,207	$7,712,414	$(10,488,439)	$(2,738,818)

Common stock issued for cash	333,334	333	24,667	-	25,000

Shares issued for deferred wages of related parties	595,843	596	44,092	-	44,688

Beneficial conversion feature on convertible debt			70,656	-	70,656

Warrants issued with convertible debt recorded as debt discount			24,344	-	24,344

Net loss	-	-	-	(551,847)	(551,847)

Balance, December 31, 2018	38,135,984	$38,136	$7,876,173	$(11,040,286)	$(3,125,977)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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XSPORT GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended December 31,
	2018	2017

Cash flows used in operating activities:

Net loss	$(551,847)	$(243,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,161	469
Amortization of intangible assets	3,831	-
Amortization of debt discount	112,889	2,146
Recognition of fair value of derivative liability	55,000	-
Stock-based compensation - related parties	-	5,676
Accrued interest	4,427	5,561
Changes in operating assets and liabilities:
Accounts receivable	(34,318)	-
Prepaid expenses	(38,721)	(51,134)
Accounts payable and accrued liabilities	164,566	14,852
Accrued compensation to related parties	106,661	33,332

Net cash used in operating activities	(173,351)	(232,235)

Cash flows from financing activities:

Proceeds from convertible notes payable, net	145,000	-
Proceeds from sale of common stock	25,000	60,000

Net cash provided by financing activities	170,000	60,000

Decrease in cash	(3,351)	(172,235)

Cash – beginning of period	87,595	186,881
Cash – end of period	$84,244	$14,646

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Shares issued for accrued compensation of related parties	$44,688	$-
Beneficial conversion feature on convertible notes	$70,656	$-
Warrants issue in connection with debt recorded as debt discount	$24,344	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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XSPORT GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 1 - NATURE OF THE ORGANIZATION AND BASIS OF PRESENTATION

XSport Global, Inc. and Subsidiary (the “Company”, “XSport” “Us,” “Our” or “We”), formerly known as TeleHealthCare, Inc. (“TeleHealthCare”), was incorporated under the laws of the State of Wyoming on December 10, 2012.  Prior to the reverse merger described below, TeleHealthCare developed platforms in the telehealth industry.

On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with XSport Global, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of XSport Global, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 newly-issued shares of Common Stock of the Company (the “Merger Shares”)(17,500,000 shares post-reverse split).  As a result of the Merger, XSport became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 15,666,666 shares (leaving approximately 7,957,666 post-split shares remaining prior to the Merger), and the sale of approximately 3,451,322 post-split shares at the Merger to accredited investors, the stockholders of XSport became beneficial owners of approximately 61% of our issued and outstanding common stock.  Certain assets and liabilities of the original TeleHealthCare were then spun off, including assets and liabilities associated with CarePanda, with the Company assuming approximately $195,000 of remaining liabilities and changing the name of the newly merged company to XSport Global, Inc.

As a result of the Merger, the 17,325,000 post-split newly-issued shares were issued to the pre-existing XSport shareholders for all of the outstanding capital stock of XSport.  XSport assumed net liabilities totaling $194,632, with the remaining assets and liabilities assumed by MD Capital Advisors, Inc., a Company owned by TeleHealthCare’s former CEO, in a split-off agreement.  For accounting purposes, XSport was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of the Company.  Accordingly, XSport’s assets, liabilities and results of operations became the historical consolidated financial statements of the Company and the Company’s assets, liabilities and results of operations was consolidated with XSport effective as of the date of the Merger.  No step-up in basis or intangible assets or goodwill was recorded in this transaction.

On August 28, 2017, our Board of Directors approved a reverse stock split of our issued and authorized shares of common on the basis of three (3) shares for one (1) new share.  Our shareholders approved the reverse split through a special meeting held on November 2, 2017.  FINRA effected the reverse stock split in July 2018.  Our authorized common stock remained unchanged with 500,000,000 shares of common stock.  No fractional shares were issued in connection with the reverse stock split.  Additionally, the Board of Directors and shareholders approved the authorization of 10,000,0000 shares of blank check preferred stock with a par value of $0.001 per share. All share or per share information included in these consolidated financial statements gives effect to the reverse split.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.

As a result of the Merger with XSport Global, our business plan has shifted to mobile applications for athletes of all ages and all skill levels, designed to engage and improve cognitive abilities.  We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called XSport Global that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.

XSport Global, Inc.

HeadTrainer, Inc. was incorporated in the state of North Carolina on May 13, 2014.  It subsequently changed its original name of Head Trainer, Inc. to HeadTrainer, Inc, then subsequently to XSport Global, Inc.

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XSport Global (formerly known as HeadTrainer, Inc.) was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial and adult sports markets.  The Corporation initially intends to outsource product manufacturing, distribution and the majority of its marketing efforts. The Corporation may work in conjunction with other organizations that provide computer programming, graphic design, and marketing expertise, and/or accomplish these same tasks in-house.

Shift Now Acquisition

On August 28, 2018, the Company entered into a stock purchase agreement (the “Agreement”) whereby the Company agreed to acquire all of the outstanding capital stock of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price consisted of 700,000 shares of our common stock, par value $0.001 per share, with a value of $0.075 per share totaling $52,500, (of which 250,000 shares are contingent on meeting future performance targets) and two convertible promissory notes for $30,000.

Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division (See note 7).  Additionally, as additional consideration, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.

Shift Now is a full-service strategic, creative and digital marketing agency.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial statements, instructions to Form 10-Q, and Regulation S-X.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.  These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the year ended September 30, 2018.  In management’s opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make our financial statements not misleading have been included.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year, or any other period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company has a September 30 year-end.

Basis of Consolidation

The consolidated financial statements include the accounts of XSport Global, Inc. and its wholly-owned subsidiaries HeadTrainer, Inc. and Shift Now, Inc.  All significant intercompany transactions have been eliminated in consolidation.

Business Segments

The Company has two business segments.  XSport Global is focused on the development and sale software applications through subscriptions to end users.  Shift Now provides marketing services to businesses.

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Use of Estimates

The preparation of unaudited consolidated financial statements in accordance with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses in the reporting period.  The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, valuation of shares for services and assets, deferred income tax asset valuations and loss contingencies.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  There is no restricted cash or cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 “Revenue from Contracts with Customers”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the revenue recognition model to contracts with customers, an entity: (1) identifies the contract(s) with a customer; (2) identifies the performance obligations in the contract(s); (3) determines the transaction price; (4) allocates the transaction price to the performance obligations in the contract(s); and (5) recognizes revenue when (or as) the entity satisfies a performance obligation.

XSport

XSport recognizes revenue from the sale of its software application thorough subscriptions received from end users.  XSport had no revenues from its application during the three months ended December 31, 2018 and 2017.

Shift Now

Shift Now recognizes service revenue when the service is completed under ASC Topic 606.  The Company records project revenue and expenses as net revenue for projects where the Company receives payments from customers and has limited credit risk (acts as an agent versus principal).

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts.  The Company provides for allowances for uncollectible receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate.  The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.  As of December 31 and September 30, 2018, the Company’s allowance for doubtful accounts was $10,000 and $10,000, respectively.

Property and Equipment

Property and equipment consists of computer equipment, and furniture and fixtures, and is recorded at cost, less accumulated depreciation.  Property and equipment is depreciated on a straight-line basis over its estimated life of three to seven years.  We assess the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our impairment review process is based upon an estimate of future undiscounted cash flows. Factors we consider that could trigger an impairment review include significant underperformance relative to expected historical or projected future operating results and significant negative industry or economic trends. Based on our analysis, there have been no impairment charges recorded during the three months ended December 31, 2018 and 2017.

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Intangible Assets

The Company periodically reviews the carrying value of intangible assets to determine whether impairment may exist. Intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, an impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. The Company uses level 3 inputs and a discounted cash flow methodology, along to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Convertible Notes Payable

The Company had convertible notes outstanding at December 31, 2018 with a default payment provision (a default provision that required payment of 150% of the outstanding principal amount plus accrued interest). The Company determined that the default provision is an embedded component that qualifies as a derivative which should be bifurcated from the convertible notes and separately accounted for in accordance with FASB ASC 815, “Derivatives and Hedging”.  ASC 815 –15–25–42 establishes criteria to determine whether puts are closely and clearly related to a debt host should the debt contain a substantial premium or default provision (one that is greater than 10% of the principal resulting from puts that require payoff for more than 110% of principal amount outstanding). The embedded derivative is recorded at fair value on the date of issuance and marked-to-market at each balance sheet date with the change in the fair value recorded as income or expense in the statement of operations.”

Derivative Liability

The Company had convertible notes outstanding at December 31, 2018 with a default payment provision (a default provision that required payment of 150% of the outstanding principal amount plus accrued interest). The Company determined that the default provision is an embedded component that qualifies as a derivative which should be bifurcated from the convertible notes and separately accounted for in accordance with FASB ASC 815, “Derivatives and Hedging”. ASC 815–15–25–42 establishes criteria to determine whether puts are closely and clearly related to a debt host should the debt contain a substantial premium or default provision (one that is greater than 10% of the principal resulting from puts that require payoff for more than 110% of principal amount outstanding). The embedded derivative is recorded at fair value on the date of issuance and marked-to-market at each balance sheet date with the change in the fair value recorded as income or expense in the statement of operations.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce net deferred tax assets to the amount expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being recognized. Changes in recognition and measurement are reflected in the period in which the change in judgment occurs. Interest and penalties related to unrecognized tax benefits are included in income tax expense.

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The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017.  The Act reduces the US federal corporate tax rate from 35% to 21% and will require the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company has reflected the aspects of the Act as it relates our calculations as of September 30, 2018.

Fair value

Financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, notes payable convertible notes payable, and derivative liability.  Except for the derivative liaibilty (see table below), the recorded values of all financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles.  The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available.  The three-level hierarchy is defined as follows:

•	Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

•
Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

•	Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Our derivative liabilities have been valued as Level 3 instruments.

	Level 1	Level 2	Level 3	Total
Fair value of convertible note derivative liability - December 31, 2018	$–	$–	$55,000	$55,000

The fair value of the derivative liability was based on the default provision of the convertible note requiring payment of 150% of the principal balance.

Research and development expenses

Research and development expenses are expensed as incurred and are primarily comprised of product development.

Warrants

The Company has issued warrants in connection with financing arrangements. Warrants that do not qualify to be recorded as permanent equity are recorded as liabilities at their fair value using the Black- Scholes option pricing model. The relative fair value of the warrants, using the Black-Scholes model, is recorded in additional paid-in capital and as a debt discount.   For warrants issued for services, the relative fair value is recorded in additional paid-in capital and stock-based compensation.

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Share-based Compensation

The Company measures the cost of awards of equity instruments based on the grant date fair value of the awards.  That cost is recognized on a straight-line basis over the period during which the employee is required to provide service in exchange for the entire award.  The fair value of stock options on the date of grant is calculated using the Black-Scholes option pricing model, based on key assumptions such as the fair value of common stock, expected volatility and expected term. The Company’s estimates of these important assumptions are primarily based on third-party valuations, historical data, peer company data and the judgment of management regarding future trends and other factors.

Equity Instruments Issued for Services

Issuances of the Company’s common stock for services is measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to employees and board members is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those financial reporting dates. Based on the applicable guidance, the Company records the compensation cost but treats forfeitable unvested shares as unissued until the shares vest.

Advertising Costs

The Company expenses the costs of advertising when the advertisements are first aired or displayed.  All other advertising and promotional costs are expensed in the period incurred.  Total advertising expense for the three months ended December 31, 2018 and 2017 was $0 and $0, respectively.  The Company’s mobile device application was inactive and not sold during the three months ended December 31, 2018 and 2017.

Earnings (Loss) Per Share (“EPS”)

Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding.  Diluted EPS includes the effect from potential issuance of common stock, such as stock issuable pursuant to the exercise of stock options and warrants and the assumed conversion of convertible notes.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Three months ended December 31,
	2018	2017

Convertible notes	9,438,436	4,300,607
Warrants	1,636,743	1,263,989
Potentially dilutive securities	11,075,179	5,564,596

Recent Accounting Pronouncements

On May 10, 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09 “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, which provides guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions.  The guidance is effective prospectively for all companies for annual periods beginning on or after December 15, 2017.  Early adoption is permitted.   The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

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In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The changes in the new standard eliminate the accounting for excess tax benefits to be recognized in additional paid-in capital and tax deficiencies recognized either in the income tax provision or in additional paid-in capital.   The ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018.  The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company will adopt this guidance beginning with its first quarter ended December 31, 2019. Management does not expect to have a material impact upon adoption.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its unaudited condensed consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - LIQUIDITY, UNCERTAINTIES AND GOING CONCERN

The Company is subject to a number of risks similar to those of early stage companies, including dependence on key individuals, the difficulties inherent in the development of a commercial market, the potential need to obtain additional capital necessary to fund the development of its products, and competition from larger companies.

These unaudited condensed consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has a working capital deficiency of approximately $2.8 million, has incurred a loss since inception resulting in an accumulated deficit of approximately $11.0 million as of December 31, 2018, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months from the date of the issuance of these unaudited condensed consolidated financial statements with existing cash on hand and loans from directors and/or the private placement of common stock.  There is, however, no assurance that the Company will be able to raise any additional capital through any type of offering on terms acceptable to the Company and cash on hand will not be sufficient for the next twelve months from the issuance of these financial statements.

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NOTE 4 – PROPERTY AND EQUIPMENT, NET

The Company’s property and equipment, net consists of the following:

	December 31, 2018	September 30, 2018

Computer equipment	$14,302	$14,302
Autos	37,308	37,308
	51,610	51,610
Less: accumulated depreciation	(12,899)	(8,738)
	$38,711	$42,872

Depreciation expense was $4,161 and $469 for the three months ended December 31, 2018 and 2017, respectively.

NOTE 5 – INTANGIBLE ASSETS, NET

The Company’s intangible assets, net consist of the following:

	December 31, 2018	September 30, 2018

Trade name and trademarks	$10,000	$10,000
Customer base	119,924	119,924
	129,924	129,924
Less: accumulated amortization	(5,108)	(1,277)
	$124,816	$128,647

The intangible assets have an estimated useful life ranging from 5 to 9 years.

Total amortization expense related to the intangible assets during the three months ended December 31, 2018 was $3,831, resulting in an unamortized balance of $124,816 as of December 31, 2018.

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NOTE 6 – ACQUISITION

Shift Now, Inc.

On August 28, 2018, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of Shift Now for a total purchase price of $82,500.  The purchase price included 700,000 shares of our common stock with a value of $52,500 and a convertible promissory note for $30,000.  250,000 shares of the 700,000 shares are contingent on future performance targets.

The total purchase price for Shift Now was allocated as follows:

Intangible assets	$129,924
Cash	123,625
Current assets	306,125
Note receivable – related party	3,183
Property and equipment	44,259
Line of credit	(98,310)
Note payable	(30,000)
Current liabilities	(396,306)
Total net assets acquired	$82,500
The purchase price consists of the following:
Convertible notes payable – related party	$30,000
Common Stock	52,500
Total purchase price	$82,500

Amortization of the intangible assets are deductible for tax purposes.

Intangible assets consist of customer base totaling $119,924 and trade name and trademarks totaling $10,000, with an estimated remaining useful life of 9 years and 5 years, respectively.

Proforma Information

The accompanying unaudited condensed consolidated financial statements include the results of operations of Shift Now for the three months ended December 31, 2018, of which Shift Now contributed approximately $522,000 of revenue and a net loss of approximately $60,000.

The following unaudited pro forma information presents the unaudited condensed consolidated results of the Company’s operations and the results of the acquisition of Shift Now had it been consummated on October 1, 2016. Such unaudited pro forma information is based on historical unaudited financial information with respect to the Shift Now acquisition and does not include operational or other charges which might have been affected by the Company, including any pro forma adjustments for amortization of intangible assets which approximates $1,277 per month. The unaudited pro forma information for the three months ended December 31, 2017 presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

Three Months Ended December 31,
2017
Net revenue	$943,764
Cost of revenues	690,042
Operating expenses	523,648
Net loss	$(277,633)
Net loss per share – basic and diluted	$(0.01)

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NOTE 7- RELATED PARTIES

In June 2014, the Company entered into an agreement with HIP, LLC (“HIP”), a company owned by the Company’s Chairman. Per the agreement, in exchange for the intellectual property consisting of certain patents and trademarks, the Company is to pay HIP periodic royalty payments equal to 1.75% of the revenue derived from the sale of any product incorporating the intellectual property.  There were no material revenue from these products through December 31, 2018. On November 30, 2018, the Company and HIP amended this agreement in which HIP agreed to waive any right to receive any royalty payments.

On July 24, 2015, the Company entered into a separation agreement and release of liability (the ‘Separation Agreement”) with the Company’s former Chief Executive Officer (the “former CEO”) whereby the Company agreed to pay the former CEO a severance payment of $150,000, plus repay a $50,000 unsecured promissory note which is included in convertible notes payable – related parties on the accompanying balance sheet, on or before December 31, 2017, or within 10 days of the Company receiving $700,000 in cash proceeds from the issuance of debt or equity securities.  The $150,000 severance payment is reflected in accrued compensation to related parties as of December 31, 2018 and 2017.  Additionally, the Company agreed to pay the former CEO a royalty of 0.5% of the Company’s gross revenue recognized from June 15, 2015 through January 25, 2018 payable on a quarterly basis.  There were no material revenues during this period.  The former CEO has initiated legal action against the Company and has received a judgement to collect the unpaid severance payment, promissory note, and royalties as the amounts remain unpaid as of December 31, 2018.  The Company has appropriately accrued for this matter and has included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheets. On June 22, 2018, the Company paid $41,909 to the former CEO towards these amounts due. The severance payment of $150,000 and principal and interest on the unsecured promissory note of $24,019 were outstanding as of December 31, 2018.  The Company made subsequent payments toward this outstanding debt of $25,000, $12,500 and $1,500 in January 2019, and $1,500 in February 2019.

On February 1, 2015, the Company entered into an Employment Agreement with one of the Company’s founders, Mr. Maurice Durschlag, to serve as Chairman of the Board of Directors (the “Former Chairman and current Director and CMO”).   The agreement has a term of seven years, renewable in two-year increments upon the approval of the Board of Directors of the Company and provides for an annual salary of $150,000.  Additionally, the agreement includes compensation of .0125% of gross revenue after successful launch of the Company’s product, subject to approval by the board of directors.  There were no product revenue during the three months ended December 31, 2018 and 2017.  In February and November 2016, the Former Chairman and current Director and CMO and the Company entered into a deferred salary conversion agreement, whereby the Former Chairman and current Director and CMO agreed to convert a total of $131,000 of unpaid salary into 1,139,480 shares (379,827 post-reverse stock split) of the Company’s common stock.  In June 2018, the company issued 697,504 common shares to the Former Chairman and current Director and CMO in payment of $47,500 of unpaid salary.   As of December 31, 2018 and September 30, 2018, a total of $27,750, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet.  In June 2018, the Company granted the Former Chairman and current Director and CMO 241,667 shares, with a fair value of $18,125, for incentive and past services as a director.  He currently still serves as a director and CMO.

On September 15, 2017, we entered into an amended employment agreement with Mr. Maurice Durschlag as our CMO.  Under the terms of the employment agreement, Mr. Durschlag is considered an “At Will” employee and shall receive annual compensation of $120,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Durschlag was also granted 1,000,000 shares of the Company’s common stock (333,333 shares post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Durschlag also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Durschlag is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of December 31, 2018 and September 30, 2018, a total of $84,668 and $60,000, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $180,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split. In October 2018, the Company issued 271,094 shares of the Company’s common stock with a value of $20,332 in payment for unpaid salary under the agreement.

Index
On May 15, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CEO, Mr. Robert Finigan, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CEO shall begin receiving a salary of $100,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CEO shall begin receiving a salary of $200,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,500,000 stock options (500,000 post-reverse split) of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share and a fair value of $371,858. The options became fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13). These options were cancelled on the Merger date.  Accrued salary under this agreement was $0 as of December 31, 2018 and September 30, 2018, respectively.   On May 19, 2017, the Company granted 1,011,191 shares (337,064 post-reverse split) with a value of $100,000 in lieu of salary under this agreement.

On September 15, 2017, we entered into an amended employment agreement with Mr. Robert Finigan as our Chairman and CEO.  Under the terms of the employment agreement, Mr. Finigan is considered an “At Will” employee and shall receive annual compensation of $150,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Finigan was also granted 1,000,000 shares of the Company’s common stock (333,333 post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Finigan also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Finigan is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of December 31, 2018 and September 30, 2018, a total of $46,048 and $42,327, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. In June 2018, the company granted Mr. Finigan 1,263,989 shares and 871,880 shares of common stock for unpaid wages as Chairman and CEO, as well as 241,667 shares for incentives and director services. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $200,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split.  In October 2018, the Company issued 324,749 shares of the Company’s common stock with a value of $24,356 in payment for unpaid salary under the agreement.

On May 27, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CTO, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CTO shall begin receiving a salary of $75,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CTO shall begin receiving a salary of $150,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,125,000 stock options of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share.  The options become fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13).  These options were cancelled on the Merger date.  On May 27, 2017, the Company granted 252,798 shares with a value of $75,000 in lieu of salary under this agreement.  The CTO resigned in August 2017.

Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, as additional consideration, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Index
As of December 31, 2018 and September 30, 2018 an additional $94,994 and $46,946, respectively, was accrued for other employees and employer taxes which is included in accrued compensation to related parties on the accompanying balance sheet.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities are as:

	December 31, 2018	September 30, 2018

Accounts payable	$625,758	$611,840
Accrued consulting and brand endorsement fees	1,411,666	1,361,666
Accrued other	271,073	170,424
	$2,308,497	$2,143,930

NOTE 9 – LINE OF CREDIT, NOTES PAYABLE RELATED PARTIES AND NON-RELATED PARTY

Notes payable

The Company has a note payable dated January 2017 to a finance company for the finance of an automobile. The note bears interest at 3.25% per and calls for 60 monthly payments of $685 per month through March 2022.  Total balance of the note is $23,515 as of December 31, 2018, with current maturities of $4,448 and long-term maturities of $19,067.

Line of Credit

The Company has a $100,000 line of credit with a bank with a balance of $98,310 as of December 31 and September 30, 2018.  The line bears interest at prime rate (5.50% as of December 31, 2018), or a minimum of 4.5%, is collateralized by substantially all assets of the Company, and matures on May 15, 2019.

Notes payable – related parties

Current related party notes payable are as follows at December 31 and September 30, 2018, respectively:

	December 31, 2018	September 30, 2018

Notes payable, shareholder, 0% interest, unsecured, due upon demand. On May 18, 2016, the noteholder converted the note to an 8% unsecured promissory note due August 1, 2016. This note is in default as of December 31, 2018.	$100,000	$100,000

Notes payable, shareholder, 0% interest, unsecured, due upon demand	2,000	2,000
	102,000	102,000

Accrued interest	20,975	18,959
	$122,975	$120,959

Index
Interest expense related to these notes for the three months ended December 31, 2018 and 2017 was $2,016 and $2,016, respectively.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable are as follows at December 31 and September 30, 2018, respectively:

	Dec. 31, 2018	Sept. 30, 2018

Convertible note payable, including interest at 10%, due December 31, 2016, convertible at $1.47 per share. This note is in default as of December 31, 2018 and continues to accrue interest at 10%.	$100,000	$100,000

Convertible notes payable dated May 5, 2017, including interest at 10%, due May 5, 2018, convertible into shares of the Company’s common stock at $0.0681 per share. This note is currently in default.	10,000	10,000

Four convertible denture notes payable dated in August and September 2017, including interest at 0% (12% after an event of default) due in August and September of 2020, convertible at any time into shares of the Company’s common stock at $0.0615 per share. The Company recorded a debt discount of $25,756 for the beneficial conversion feature upon issuance, with an unamortized balance of $14,428 and $16,576 as of December 31 and September 30, 2018, respectively. A total of $200,000 of these notes were assumed in the Merger, with $40,000 received in cash subsequent the Merger.	225,572	223,424

Three convertible denture notes payable dated in August and September 2018, including interest at 0% (12% after an event of default) due in August and September of 2021, convertible at any time into shares of the Company’s common stock at $0.075 per share.	175,000	175,000

Convertible note payable dated December 14, 2018, with interest at 8%, due December 14, 2019, convertible after 180 days into shares of the Company’s common stock at $0.25 per share, with an original issue debt discount of $7,000, with an unamortized balance of $6,708 as of December 31, 2018. The terms of the note include a reduced conversion price at a 25% discount the price of the issuance of subsequent common stock equivalents, resulting in a conversion price of $0.11 per share as of December 31, 2018., due to the issuance of the note below.  This note is currently not in default, but due to the potential default, this creates a derivative liability, however the Company determined this liability was immaterial as of December 31, 2018.
	50,292	-

Convertible note payable dated December 17, 2018, with interest at 18%, due December 17, 2019, convertible at any time into shares of the Company’s common stock at a price equal to 65% of the lowest one day trading price during the prior 20 day trading period , with an original issue debt discount of $15,000,  and a $24,344 debt discount related to  the relative fair value of the warrants issued with the note, and a $70,656 debt discount related to the beneficial conversion feature.  The total debt discount was expensed in full as this note is in default as of December 31, 2018.  Additionally, the Company recorded a derivative liability of $55,000 due to the default provision terms. The note includes anti-dilution provisions which may impact the conversion price in the future.
	110,000	-
	670,864	508,424

Accrued interest	40,735	36,816
	711,599	545,240
Less current portion	(296,027)	(146,816)
Long-term convertible notes payable, net	$415,572	$398,424

Index
Interest expense related to these notes for the three months ended December 31, 2018 and 2017 was $4,263 and $3,066, respectively.   Amortization of the debt discount was $112,889 and $2,146 for the three months ended December 31, 2018 and 2017, respectively, and included in interest expense for each period on the accompanying unaudited consolidated statement of operations.

NOTE 11 – CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

Convertible notes payable to related parties are as follow at December 31, 2018 and 2017, respectively:

	Dec. 31, 2018	Sept. 30, 2018

Convertible note payable to brother of former CEO, including interest at 10%, due December 31, 2016, convertible at $1.47 per share. This note is in default as of December 31, 2018 and continues to accrue interest at 10%.	$50,000	$50,000

Convertible note payable to former CEO, including interest at 10%, due December 31, 2017, convertible at $1.47 per share, currently in default. The Company paid $41,909 towards this note in June 2018.	8,091	8,091

Convertible notes payable, with a shareholder, dated May 5, 2017, including interest at 10%, due May 5, 2018, convertible into shares of the Company’s common stock at $0.0681 per share. This note is currently in default.	5,000	5,000

Convertible notes payable, with a shareholder as part of the purchase price of Shift Now, Inc., dated August 10, 2018, including interest at 5%, convertible into shares of the Company’s common stock at $0.075 per share on August 10, 2019. 50% of the principal and interest are due on August 19, 2019, with the balance due August 19, 2020.	30,000	30,000
	93,091	93,091
Accrued interest	35,610	33,655
	128,701	126,746
Less current portion	(113,701)	(111,746)
Long-term convertible notes payable, related parties	$15,000	$15,000

Interest expense related to these notes for the three months ended December 31, 2018 and 2017 was $1,577 and $2,625, respectively.

NOTE 12 – COMMON STOCK

On May 13, 2014, the Company filed its Articles of Incorporation with the State of North Carolina Secretary of State giving it the authority to issue 10,000,000 common shares, with no par value.  On February 3, 2016, the majority voting common shareholders approved the amendment of the Company’s articles of incorporation in order to increase its authorized common stock from 10,000,000 shares to 25,000,000 shares.

Index
On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of HeadTrainer, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 newly-issued shares of Common Stock of the Company (the “Merger Shares”) (17,500,000 shares post-reverse stock split).  As a result of the Merger, HeadTrainer became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 47,000,000 shares (15,666,667 shares post-reverse stock split) (leaving approximately 24,000,000 shares remaining prior to the Merger or 8,000,000 shares post-reverse stock split), and the sale of approximately 10,000,000 shares (3,333,333 shares post-reverse stock split) at the Merger to accredited investors, the stockholders of HeadTrainer, Inc. became beneficial owners of approximately 61% of our issued and outstanding common stock.  Certain assets and liabilities of the original TeleHealthCare were then spun off, including assets and liabilities associated with CarePanda, with the Company assuming approximately $195,000 of remaining liabilities and changing the name of the newly merged company to HeadTrainer, Inc.  All TeleHealthCare stock options or warrants expired by September 30, 2017.  Warrants to purchase an aggregate of 1,500,000 shares of common stock (500,000 shares post-reverse stock split) remain from HeadTrainer, with a total of 2,625,000 HeadTrainer stock options cancelled (875,000 post-reverse stock split).

As a result of the Merger, each HeadTrainer shareholder received approximately 2.53 newly issued shares of TeleHealthCare for every 1 common share of HeadTrainer owned.

Concurrent with Merger, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to (i) change our name to HeadTrainer, Inc.; (ii) to increase the number of our authorized shares of capital stock to 510,000,000 shares, of which 500,000,000 shares shall be common stock and 10,000,000 shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.

Transactions during the three months ended December 31, 2018 (all shares are post-reverse stock split):

In October 2018, the Company issued 324,749 and 271,094 shares of the Company’s common stock the Company’s CEO and CMO, respectively, at a price of $0.075 per share for payment of deferred wages.

In October 2018, the Company received proceeds of $25,000 from an accredited investor for the sale of 333,334 shares of the Company’s common stock at a price of $0.075 per share, under a subscription agreement for 666,667 shares for $50,000.

NOTE 13 - STOCK OPTIONS AND WARRANTS

As of December 31, 2018, the Company had no outstanding stock options.

On April 21, 2016, the Company issued a warrant for 1,895,983 shares of common stock (631,994 shares post-reverse split) to NUWA Consulting Group pursuant to their agreement to purchase common stock (see Note 10).  The warrants have a 5-year term and exercise price of $0.21.  The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, expected term of 5 years, risk free rate 1.93 percent, and annualized volatility of 274%. These warrants were not converted in the Merger and remain outstanding.

On May 18, 2016, the Company issued a warrant for 1,895,983 shares of common stock (631,994 shares post-reverse split) under a Debt Restructure and Conversion Agreement with a consultant.  The warrants have a 10-year term and an exercise price of $0.21 The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, contractual term of 10 years, risk free rate of 2.45 percent, and annualized volatility of 277%. These warrants were not converted in the Merger and remain outstanding.

Index
On December 17, 2018, the Company issued a warrant for 372,754 shares of common stock in connection with a convertible note payable.  The warrants have a 5-year term and an exercise price of $0.50 per share. The warrant includes an anti-dilution provision whereby the exercise price adjusts to the price included in the issuance of any common stock purchase warrant, option or similar security with a more favorable price during the term of the warrant . The Company valued the warrant at a relative fair value of approximately $24,000 using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, expected term of 5 years, risk free rate 2.69 percent, and annualized volatility of 247%.

NOTE 14 – CONCENTRATIONS

Significant Customers

As of December 31, 2018, the Company had accounts receivable balances comprising 27%, 22% and 11% of total accounts receivable from three customers.

As of September 30, 2018, the company had accounts receivable balances comprising 28%, 12% and 11% of total accounts receivable from three customers.

During the three months ended December 31, 2018, the Company had revenues comprising 22% and 10% of total revenues from two customers.

NOTE 15 – OPERATING LEASE

The Company entered into a lease agreement for office space in August 2017 for a total monthly rental of $1,995 and a term of 24 months.

The Company’s subsidiary, Shift Now, entered into a lease for office space in November 8, 2017 for a total monthly rental of $2,500 per month through December 31, 2018.  Shift Now renewed this lease through December 31, 2019 at $2,500 per month.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The Company has endorsement agreements with spokespeople to serve as the Company’s brand ambassadors entered in January 2015, providing for cash compensation of $100,000 annually.  The agreements have a ten-year term and provide for one-year extensions by agreement of both parties.  The future compensation to brand ambassadors is approximately $1,400,000, to be earned during the period from January 1, 2018 to December 31, 2024. In addition, the Company will pay royalties to each spokesperson of .5% per month for all gross subscription revenue received by the Company for US subscriptions and 0.25% per month for all gross product subscription revenue received by the Company for all non-US subscriptions.  Accrued royalties under these agreements were not material as of December 31, 2018 or September 30, 2018 as the Company had no product sales.  Total accrued expense under these agreements was $500,000 and $450,000 respectively, as of December 31, 2018 and September 30, 2018, respectively.

The Company has endorsement agreements with athletes with dates all expiring in 2017, providing for cash compensation of amounts ranging from $50,000 annually to $150,000 annually. The future compensation to athletes is $0 as of December 31, 2018. In addition, the Company agreed to pay royalties of .5% of revenues from subscribers that identify the selected athlete as their favorite athlete.  Accrued royalties under these agreements were not material as of December 31, 2018 as the Company had no product revenues during through December 31, 2018.  Total accrued expense related to these agreements was $775,000 as of December 31, and September 30, 2018.  All agreements were expired as of September 30, 2017.

In addition to the royalties to be paid for products sales to brand ambassadors and athletes, the Company is to pay royalties the former CEO and to the Company’s Founder as disclosed in Related Party footnote, however there have been no material product sales through December 31, 2018.

The Company is to pay commissions to Apple and Google in consideration for services as the Company’s agent and commissionaire for sales of licensed applications to end-users in the amount of 30% of all purchase prices payable to each end-user.  The Company’s application was inactive during the three months ended December 31, 2018 and 2017.

On August 28, 2018, the Company entered into a Stock Purchase Agreement with Shift Now (see note 6), which includes the issuance of 125,000 incentive shares of common stock based on gross revenue targets of $500,000 during the 12 months following the closing of the acquisition, plus an additional 125,000 shares of common stock base on gross revenue targets of $500,000 during the following 12 months.

Index
NOTE 17 - BUSINESS SEGMENT INFORMATION

As of December 31, 2018, the Company had two operating segments, XSport and Shift Now.

The Company’s reportable segments are distinguished by types of service, customers and methods used to provide their services.  The operating results of these business segments are regularly reviewed by the Company’s chief operating decision maker.

The accounting policies of each of the segments are the same as those described in the Summary of Significant Accounting Policies in Note 2.  The Company evaluates performance based primarily on income (loss) from operations.

Operating results for the business segments of the Company were as follows:

	XSport	Shift Now	Total
Three months ended December 31, 2018
Net sales	$-	$522,167		$522,167
Loss from operations	$(316,232)	$(56,262)		$(372,494)

Three months ended December 31, 2017
Net sales	$-	$-	$
Income (loss) from operations	$(235,430)	$-		$(235,430)

Total Assets
December 31, 2018	$264,983	$461,117		$726,100
September 30, 2018	$283,485	$380,919		$664,404

NOTE 18 – SUBSEQUENT EVENTS

On January 3, 2019, the Company entered into convertible note payable for $53,000, including loan fees of $3,000 and finders fee of $5,300, resulting in net proceeds of $44,700, with interest at 8%, due January 3, 2020, convertible after 180 days at a price of 65% of the average of the lowest two trading prices of the Company’s common stock during the 15 trading days prior to conversion.

On January 9, 2019, the Company entered an Employment Agreement for the position of Excutive Vice President of Corporate Development and Strategy.  The Employment Agreement remains in effect until termination by either party, includes annual compensation of $150,000 per year, the issuance of 150,000 shares of the Company’s common stock within the first month of employment and the issuance of 250,000 shares at the 12 month anniversary of the Employment Agreement.

Index
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of XSport Global, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of XSport Global, Inc. and its subsidiaries (the “Company”) as of September 30, 2018 and 2017, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the years in the two-year period ended September 30, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has an accumulated deficit of $10,488,439 as of September 30, 2018 and has suffered recurring losses from operations and has a net working capital deficiency as of September 30, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. If the Company is unable to successfully raise additional capital to satisfy the obligations, there could be a material adverse effect on the Company.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2016

Marlton, New Jersey
January 30, 2019

Index

XSPORT GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2018	September 30, 2017

ASSETS

Current assets
Cash	$87,595	$186,881
Accounts receivable, net	384,390	-
Prepaid expenses	20,900	6,995
Total current assets	492,885	193,876

Property and equipment, net	42,872	1,170
Intangible assets, net	128,647	-

Total assets	$664,404	$195,046

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Line of credit	$98,310	$-
Accounts payable and accrued liabilities	2,143,930	1,589,421
Accrued compensation to related parties	341,507	298,966
Current portion of long-term note payable	7,463	-
Notes payable - related parties	120,959	112,959
Current portion of convertible notes payable, net	146,816	137,646
Current portion of convertible notes payable - related parties	111,746	130,446

Total current liabilities	2,970,731	2,269,438

Long-term note payable, net	19,067	-
Long-term convertible notes payable, net	398,424	214,840
Long-term convertible notes payable, related party, net	15,000	-
Total long-term liabilities	432,491	214,840

Total liabilities	3,403,222	2,484,278

Commitments and contingencies (note 16)

Stockholders’ deficit
Preferred stock, 10,000,0000 shares authorized; par value $0.001; no shares issued or outstanding	-	-

Common stock, 500,000,0000 shares authorized; par value $0.001; 37,206,807 and 28,908,989 shares issued and outstanding as of September 30, 2018 and 2017, respectively	37,207	28,909
Additional paid-in capital	7,712,414	7,017,971
Accumulated deficit	(10,488,439)	(9,336,112)
Total stockholders’ deficit	(2,738,818)	(2,289,232)

Total liabilities and stockholders’ deficit	$664,404	$195,046

The accompanying footnotes are an integral part of these consolidated financial statements.

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XSPORT GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended September 30,
	2018	2017

Revenue, net	$195,074	$-
Cost of revenue	117,753	-
Gross profit	77,321	-

Operating expenses:

Research and development	71,371	227,286
General and administrative	1,122,736	1,633,647
Gain on debt and payable extinguishment	-	(139,267)
Total operating expenses	1,194,107	1,721,666

Loss from operations	(1,116,786)	(1,721,666)

Other expense:
Interest expense	35,541	34,201
	35,541	34,201

Net loss	$(1,152,327)	$(1,755,867)

Net loss per common share - basic and diluted	$(0.04)	$(0.11)

Weighted average shares outstanding - basic and diluted	31,542,823	16,126,352

The accompanying footnotes are an integral part of these consolidated financial statements.

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XSPORT GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock Shares	Common Stock Amount	Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balance, October 1, 2016	13,563,162	$13,563	$5,630,898	$(7,580,245)	$(1,935,784)

Common stock issued for cash	387,623	388	114,612	-	115,000

Common stock issued for cash - merger offering	3,451,322	3,451	231,584	-	235,035

Stock based compensation	2,538,023	2,538	519,355	-	521,893

Stock based compensation - stock options	-	-	420,830	-	420,830

Shares issued for settlement of debt and payables	1,011,191	1,011	298,989	-	300,000

Recapitalization as a result of reverse merger shares issued	7,957,666	7,958	(202,590)	-	(194,632)

Beneficial conversion feature on convertible debt	-	-	4,293	-	4,293

Net loss	-	-	-	(1,755,867)	(1,755,867)

Balance, September 30, 2017	28,908,989	28,909	7,017,971	(9,336,112)	(2,289,232)

Common stock issued for cash	3,747,777	3,748	341,287	-	345,035

Stock based compensation	4,100,041	4,100	301,106	-	305,206

Common stock issued for acquisition of Shift Now, Inc.	450,000	450	52,050	-	52,500

Net loss	-	-	-	(1,152,327)	(1,152,327)

Balance, September 30, 2018	37,206,807	$37,207	$7,712,414	$(10,488,439)	$(2,738,818)

The accompanying footnotes are an integral part of these consolidated financial statements.

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XSPORT GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2018	2017

Cash flows used in operating activities:

Net loss	$(1,152,327)	$(1,755,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,557	2,257
Amortization of intangible assets	1,277	-
Amortization of debt discount	8,585	596
Stock-based compensation	30,000	52,253
Stock-based compensation - related parties	168,332	890,470
Gain on debt and payable extinguishment	-	(139,267)
Accrued interest	24,768	33,605
Changes in operating assets and liabilities:
Accounts receivable	(78,266)	-
Prepaid expenses	(13,905)	(6,995)
Accounts payable and accrued liabilities	265,401	385,477
Accrued compensation to related parties	42,541	195,421

Net cash used in operating activities	(701,037)	(342,050)

Cash flows from investing activities:

Acquisition of Shift Now, Inc., net of cash acquired	123,625	-
Net cash from investing activities	123,625	-

Cash flows from financing activities:

Proceeds from notes payable, related parties	-	-
Proceeds from convertible notes payable	175,000	50,000
Proceeds from convertible notes payable, related parties	-	5,000
Payments on convertible notes payable, related parties	(41,909)	-
Proceeds from sale of common stock	345,035	350,035

Net cash provided by financing activities	478,126	405,035

Increase (decrease) in cash	(99,286)	62,985

Cash – beginning of year	186,881	123,896
Cash – end of year	$87,595	$186,881

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Accounts payable settled for common stock	$-	$100,000
Accounts payable and accrued expenses settled for common stock - related parties	$106,874	$200,000
Convertible notes and accounts payable assumed in merger	$-	$194,632
Common stock issued for acquisition	$52,500	$-
Convertible note payable issued for acquisition	$30,000	$-
Non-cash activities related to acquisition:
Current assets acquired	$429,750	$-
Current liabilities assumed	$396,306	$-
Property and equipment acquired	$44,259	$-
Intangible assets acquired	$129,924	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

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XSPORT GLOBAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE ORGANIZATION AND BUSINESS

XSport Global, Inc. and Subsidiary (the “Company”, “XSport” or “We”), formerly known as TeleHealthCare, Inc. (“TeleHealthCare”), was incorporated under the laws of the State of Wyoming on December 10, 2012. Prior to the reverse merger described below, TeleHealthCare developed platforms in the telehealth industry

On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with XSport Global, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of XSport Global, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 newly-issued shares of Common Stock of the Company (the “Merger Shares”)(17,500,000 shares post-reverse split).  As a result of the Merger, XSport became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 15,666,666 shares (leaving approximately 7,957,666 post-split shares remaining prior to the Merger), and the sale of approximately 3,451,322 post-split shares at the Merger to accredited investors, the stockholders of XSport became beneficial owners of approximately 61% of our issued and outstanding common stock.  Certain assets and liabilities of the original TeleHealthCare were then spun off, including assets and liabilities associated with CarePanda, with the Company assuming approximately $195,000 of remaining liabilities and changing the name of the newly merged company to XSport Global, Inc.

As a result of the Merger, the 17,325,000 post-split newly-issued shares were issued to the pre-existing XSport shareholders for all of the outstanding capital stock of XSport.  XSport assumed net liabilities totaling $194,632, with the remaining assets and liabilities assumed by MD Capital Advisors, Inc., a Company owned by TeleHealthCare’s former CEO, in a split-off agreement.  For accounting purposes, XSport was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of the Company.  Accordingly, XSport’s assets, liabilities and results of operations became the historical consolidated financial statements of the Company and the Company’s assets, liabilities and results of operations was consolidated with XSport effective as of the date of the Merger.  No step-up in basis or intangible assets or goodwill was recorded in this transaction.

On August 28, 2017, our Board of Directors approved a reverse stock split of our issued and authorized shares of common on the basis of three (3) shares for one (1) new share.  Our shareholders approved the reverse split through a special meeting held on November 2, 2017.  FINRA effected the reverse stock split in July 2018.  Our authorized common stock will remain unchanged with 500,000,000 shares of common stock.  No fractional shares will be issued in connection with the reverse stock split.  Additionally, the Board of Directors and shareholders approved the authorization of 10,000,0000 shares of blank check preferred stock with a par value of $0.001 per share. All share or per share information included in these consolidated financial statements gives effect to the reverse split.

On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.

As a result of the Merger with XSport Global, our business plan has shifted to mobile applications for athletes of all ages and all skill levels, designed to engage and improve cognitive abilities.  We are focused on developing a unique, industry-leading iOS and Android cognitive training mobile device application platform called XSport Global that we believe is differentiated from other players in the cognitive training space with a primary focus on the youth sports markets.

XSport Global, Inc.

HeadTrainer, Inc. was incorporated in the state of North Carolina on May 13, 2014.  It subsequently changed its original name of Head Trainer, Inc. to HeadTrainer, Inc, then subsequently to XSport Global, Inc.

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XSport Global (formerly known as HeadTrainer, Inc.) was established to create, develop, promote, market, produce, and distribute online/mobile application cognitive training tools initially intended for the youth, millennial and adult sports markets.  The Corporation initially intends to outsource product manufacturing, distribution and the majority of its marketing efforts. The Corporation may work in conjunction with other organizations that provide computer programming, graphic design, and marketing expertise, and/or accomplish these same tasks in-house.

Shift Now Acquisition

On August 28, 2018, the Company entered into a stock purchase agreement (the “Agreement”) whereby the Company agreed to acquire all of the outstanding capital stock of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price consisted of 700,000 shares of our common stock, par value $0.001 per share, with a value of $0.075 per share totaling $52,500, (of which 250,000 shares are contingent on meeting future performance targets) and two convertible promissory notes for $30,000.

Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division (See note 7).  Additionally, as additional consideration, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.

Shift Now is a full-service strategic, creative and digital marketing agency.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company has a September 30 year-end.

Basis of Consolidation

The consolidated financial statements include the accounts of XSport Global, Inc. and its wholly-owned subsidiary and HeadTrainer, as of and for the years ended September 30, 2018 and 2017, as well as the accounts of its wholly-owned subsidiary Shift Now from August 28, 2018 through September 30, 2018. All significant intercompany transactions have been eliminated in consolidation.

Business Segments

The Company has two business segments.  XSport Global is focused on the development and sale software applications through subscriptions to end users.  Shift Now provides marketing services to businesses.

Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses in the reporting period.  The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, valuation of shares for services and assets, deferred income tax asset valuations and loss contingencies.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

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Cash

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  There is no restricted cash or cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 “Revenue from Contracts with Customers”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the new revenue recognition model to contracts with customers, an entity: (1) identifies the contract(s) with a customer; (2) identifies the performance obligations in the contract(s); (3) determines the transaction price; (4) allocates the transaction price to the performance obligations in the contract(s); and (5) recognizes revenue when (or as) the entity satisfies a performance obligation. The accounting standards update applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification.  The Company early adopted this standard under the modified respective approach with no effect on opening equity.  The Company determined that the adoption of this standard did not have a material impact on its financial position or results of operations.

XSport

XSport recognizes revenue from the sale of its software application thorough subscriptions received from end users.  XSport had no revenues from its application during the years ended September 30, 2018 and 2017.

Shift Now

Shift Now recognizes service revenue when the service is completed under ASC Topic 606.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts.  The Company provides for allowances for uncollectible receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate.  The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.  As of September 30, 2018, and 2017, the Company’s allowance for doubtful accounts was $10,000 and $0, respectively.

Property and Equipment

Property and equipment consists of computer equipment, and furniture and fixtures, and is recorded at cost, less accumulated depreciation.  Property and equipment is depreciated on a straight-line basis over its estimated life of three to seven years. We assess the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our impairment review process is based upon an estimate of future undiscounted cash flows. Factors we consider that could trigger an impairment review include significant underperformance relative to expected historical or projected future operating results and significant negative industry or economic trends. Based on our analysis, there have been no impairment charges recorded during the years ended September 30, 2018 and 2017.

Intangible Assets

The Company periodically reviews the carrying value of intangible assets to determine whether impairment may exist. Intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, an impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. The Company uses level 3 inputs and a discounted cash flow methodology, along to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

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Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce net deferred tax assets to the amount expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being recognized. Changes in recognition and measurement are reflected in the period in which the change in judgment occurs. Interest and penalties related to unrecognized tax benefits are included in income tax expense.

The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017.  The Act reduces the US federal corporate tax rate from 35% to 21% and will require the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company has reflected the aspects of the Act as it relates our calculations as of September 30, 2018.

Fair value

Financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, notes payable and convertible notes payable.  The recorded values of all financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles.  The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available.  The three-level hierarchy is defined as follows:

•	Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

•
Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

•	Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Research and development expenses

Research and development expenses are expensed as incurred and are primarily comprised of product development.

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Warrants

The Company has issued warrants in connection with financing arrangements. Warrants that do not qualify to be recorded as permanent equity are recorded as liabilities at their fair value using the Black- Scholes option pricing model. The relative fair value of the warrants is recorded in additional paid-in capital and as a debt discount.   For warrants issued for services, the relative fair value is recorded in additional paid-in capital and stock-based compensation.

Share-based Compensation

The Company measures the cost of awards of equity instruments based on the grant date fair value of the awards.  That cost is recognized on a straight-line basis over the period during which the employee is required to provide service in exchange for the entire award.  The fair value of stock options on the date of grant is calculated using the Black-Scholes option pricing model, based on key assumptions such as the fair value of common stock, expected volatility and expected term. The Company’s estimates of these important assumptions are primarily based on third-party valuations, historical data, peer company data and the judgment of management regarding future trends and other factors.

Equity Instruments Issued for Services

Issuances of the Company’s common stock for services is measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to employees and board members is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those financial reporting dates. Based on the applicable guidance, the Company records the compensation cost but treats forfeitable unvested shares as unissued until the shares vest.

Advertising Costs

The Company expenses the costs of advertising when the advertisements are first aired or displayed.  All other advertising and promotional costs are expensed in the period incurred.  Total advertising expense for the years ended September 30, 2018 and 2017 was $4,000 and $600, respectively.  The Company’s mobile device application was inactive and not sold during the years ended September 30, 2018 and 2017.

Earnings (Loss) Per Share (“EPS”)

Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding.  Diluted EPS includes the effect from potential issuance of common stock, such as stock issuable pursuant to the exercise of stock options and warrants and the assumed conversion of convertible notes.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Year ended September 30,
	2018	2017

Convertible notes	6,667,761	4,071,412
Warrants	1,263,989	1,263,989
Potentially dilutive securities	7,931,750	5,335,401

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Recent Accounting Pronouncements

On May 10, 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09 “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, which provides guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions.  The guidance is effective prospectively for all companies for annual periods beginning on or after December 15, 2017.  Early adoption is permitted.   The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The changes in the new standard eliminate the accounting for excess tax benefits to be recognized in additional paid-in capital and tax deficiencies recognized either in the income tax provision or in additional paid-in capital.   The ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018.  The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company will adopt this guidance beginning with its first quarter ended March 31, 2019.

In August 2015, the FASB issued ASU 2015-14, “Revenue From Contracts With Customers (Topic 606)”.  The amendments in this ASU defer the effective date of ASU 2014-09 “Revenue From Contracts With Customers (Topic 606)”.  Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period.  Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.  The Company early adopted the ASU on September 30, 2018.  The Company determined that the adoption of this ASU had no material impact on its financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - LIQUIDITY, UNCERTAINTIES AND GOING CONCERN

The Company is subject to a number of risks similar to those of early stage companies, including dependence on key individuals, the difficulties inherent in the development of a commercial market, the potential need to obtain additional capital necessary to fund the development of its products, and competition from larger companies.

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These consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has a working capital deficiency of approximately $2.5 million, has incurred a loss since inception resulting in an accumulated deficit of approximately $10.5 million as of September 30, 2018, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months from the date of the issuance of these consolidated financial statements with existing cash on hand and loans from directors and/or the private placement of common stock.  There is, however, no assurance that the Company will be able to raise any additional capital through any type of offering on terms acceptable to the Company and cash on hand will not be sufficient for the next twelve months from the issuance of these financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following:

	September 30, 2018	September 30, 2017

Computer equipment	$14,302	$7,351
Autos	37,308	-
	51,610	7,351
Less: accumulated depreciation	(8,738)	(6,181)
	$42,872	$1,170

Depreciation expense was $2,557 and $2,257 for the years ended September 30, 2018 and 2017, respectively.

NOTE 5 – INTANGIBLE ASSETS

The Company’s intangible assets consist of the following:

	September 30, 2018	September 30, 2017

Trade name and trademarks	$10,000	$-
Customer base	119,924	-
	129,924	-
Less: accumulated amortization	(1,277)	-
	$128,647	$-

The intangible assets have an estimated useful life ranging from 5 to 9 years.

The Company performed this evaluation of our intangible assets as of September 30, 2018 and determined no impairment was necessary.

NOTE 6 – ACQUISITION

Shift Now, Inc.

On August 28, 2018, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of Shift Now for a total purchase price of $82,500.  The purchase price  included 700,000 shares of our common stock with a value of $52,500 and a convertible promissory note for $30,000.  250,000 shares of the 700,000 shares are contingent on future performance targets.

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The total purchase price for Shift Now was allocated as follows:

Intangible assets	$129,924
Cash	123,625
Current assets	306,125
Note receivable – related party	3,183
Property and equipment	44,259
Line of credit	(98,310)
Note payable	(30,000)
Current liabilities	(396,306)
Total net assets acquired	$82,500
The purchase price consists of the following:
Convertible notes payable – related party	$30,000
Common Stock	52,500
Total purchase price	$82,500

Amortization of the intangible assets are deductible for tax purposes.

Intangible assets consist of customer base totalling $119,924 and trade name and trademarks totalling $10,000, with an estimated remaining useful life of 9 years and 5 years, respectively.  Total amortization expense related to the intangible assets during the year ended September 30, 2018 was $1,277, resulting in an unamortized balance of $128,647 as of September 30, 2018.

Proforma Information

The accompanying consolidated financial statements include the results of operations of Shift Now for the period from August 28, 2018 through September 30, 2018, of which Shift Now contributed approximately $195,000 of revenue and a net loss of approximately $26,000.

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of the acquisition of Shift Now had it been consummated on October 1, 2016. Such unaudited pro forma information is based on historical unaudited financial information with respect to the Shift Now acquisition and does not include operational or other charges which might have been affected by the Company, including any pro forma adjustments for amortization of intangible assets which approximates $1,277 per month. The unaudited pro forma information for the year ended September 30, 2018 presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Year Ended September 30,	Year Ended September 30,
	2018	2017
Net revenue	2,581,777	$3,967,488
Cost of revenues	1,611,870	2,658,849
Operating expenses	2,164,561	3,317,686
Net loss	(1,228,635)	$(2,043,869)
Net loss per share – basic and diluted	$0.04	$0.13

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NOTE 7- RELATED PARTIES

In June 2014, the Company entered into an agreement with HIP, LLC (“HIP”), a company owned by the Company’s Chairman. Per the agreement, in exchange for the intellectual property consisting of certain patents and trademarks, the Company is to pay HIP periodic royalty payments equal to 1.75% of the revenue derived from the sale of any product incorporating the intellectual property.  There were no revenue from these products for the years ended September 30, 2018 and 2017.

On July 24, 2015, the Company entered into a separation agreement and release of liability (the ‘Separation Agreement”) with the Company’s former Chief Executive Officer (the “former CEO”) whereby the Company agreed to pay the former CEO a severance payment of $150,000, plus repay a $50,000 unsecured promissory note which is included in convertible notes payable – related parties on the accompanying balance sheet, on or before December 31, 2017, or within 10 days of the Company receiving $700,000 in cash proceeds from the issuance of debt or equity securities.  The $150,000 severance payment is reflected in accrued compensation to related parties as of September 30, 2018 and 2017.  Additionally, the Company agreed to pay the former CEO a royalty of 0.5% of the Company’s gross revenue recognized from June 15, 2015 through January 25, 2018 payable on a quarterly basis.  There were no material revenues during this period.  The former CEO has initiated legal action against the Company and has received a judgement to collect the unpaid severance payment, promissory note, and royalties as the amounts remain unpaid as of September 30, 2018.  The Company has appropriately accrued for this matter and has included in accrued liabilities (as well as the convertible note payable for $50,000) on the accompanying consolidated balance sheets.

On February 1, 2015, the Company entered into an Employment Agreement with one of the Company’s founders, Mr. Maurice Durschlag, to serve as Chairman of the Board of Directors (the “Former Chairman and current Director and CMO”).   The agreement has a term of seven years, renewable in two-year increments upon the approval of the Board of Directors of the Company and provides for an annual salary of $150,000.  Additionally, the agreement includes compensation of .0125% of gross revenue after successful launch of the Company’s product, subject to approval by the board of directors.  There were no product revenue during the years ended September 30, 2018 and 2017.  In February and November 2016, the Former Chairman and current Director and CMO and the Company entered into a deferred salary conversion agreement, whereby the Former Chairman and current Director and CMO agreed to convert a total of $131,000 of unpaid salary into 1,139,480 shares (379,827 post-reverse stock split) of the Company’s common stock.  In June 2018, the company issued 697,504 common shares to the Former Chairman and current Director and CMO in payment of $47,500 of unpaid salary.   As of September 30, 2018, and September 30, 2017, a total of $27,750 and $75,250, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet.  In June 2018, the Company granted the Former Chairman and current Director and CMO 241,667 shares, with a fair value of $18,125, for incentive and past services as a director.  He currently still serves as a director and CMO.

On September 15, 2017, we entered into an amended employment agreement with Mr. Maurice Durschlag as our CMO.  Under the terms of the employment agreement, Mr. Durschlag is considered an “At Will” employee and shall receive annual compensation of $120,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Durschlag was also granted 1,000,000 shares of the Company’s common stock (333,333 shares post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Durschlag also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Durschlag is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of September 30, 2018 and 2017, a total of $60,000 and $5,000, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $180,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split. In October 2018, the Company issued 271,094 shares of the Company’s common stock with a value of $20,332 in payment for unpaid salary under the agreement.

Index
On May 15, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CEO, Mr. Robert Finigan, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CEO shall begin receiving a salary of $100,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CEO shall begin receiving a salary of $200,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,500,000 stock options (500,000 post-reverse split) of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share and a fair value of $371,858. The options became fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13). These options were cancelled on the Merger date.  Accrued salary under this agreement was $0 and $21,352 as of September 30, 2018 and 2017, respectively, and is included in accrued compensation to related parties on the accompanying balance sheet.   On May 19, 2017, the Company granted 1,011,191 shares (337,064 post-reverse split) with a value of $100,000 in lieu of salary under this agreement, of which $0 and $33,836 were earned and included in stock-based compensation – related party for the year ended September 30, 2018 and 2017, respectively.

On September 15, 2017, we entered into an amended employment agreement with Mr. Robert Finigan as our Chairman and CEO.  Under the terms of the employment agreement, Mr. Finigan is considered an “At Will” employee and shall receive annual compensation of $150,000 per year and be immediately vested in the Company’s health and benefits package.  Mr. Finigan was also granted 1,000,000 shares of the Company’s common stock (333,333 post-reverse stock split), with a fair value of $22,700, that vests as to 41,667 shares on each of October 1, 2017, January 1, 2018, April 1, 2018, July 1, 2018, October 1, 2018, January 1, 2019, April 1, 2019 and July 1, 2019.  Mr. Finigan also may defer up to 50% of his annual salary to purchase an equivalent number of shares in the Company based upon a purchase price of $0.0227 per share.  Mr. Finigan is also entitled to reimbursement of business expenses and customary provisions for vacation, sick time and holidays.  Determinations with regard to bonus or option grants are made by the Board of Directors.  As of September 30, 2018 and 2017, a total of $42,327 and $3,655, respectively, remains accrued for this agreement and is included in accrued compensation to related parties on the accompanying balance sheet. In June 2018, the company granted Mr. Finigan 1,263,989 shares and 871,880 shares of common stock for unpaid wages as Chairman and CEO, as well as 241,667 shares for incentives and director services. On September 1, 2018, the Board of Directors approved a resolution to increase the annual compensation under this agreement to $200,000 per year, allow an annual bonus of in the form of stock up to 1% of the total number of shares issued by the Company on last day of each calendar year, extend the term of the agreement through December 31, 2020, modify the stock compensation to 500,000 shares earned in increments of 125,000 per quarter commencing October 1, 2018, and modify the purchase price for the optional deferment of salary from $0.0227 to $0.681 due the 3 for 1 reverse stock split.  In October 2018, the Company issued 324,749 shares of the Company’s common stock with a value of $24,356 in payment for unpaid salary under the agreement.

On May 27, 2016, the Company entered into an Employment Agreement, with an Amendment dated November 7, 2016, with the Company’s CTO, terminating by either party upon 60-day written notice.   The agreement calls for a compensation of minimum wage until such time the Company completes a debt or equity offering of at least $1,000,000, when the CTO shall begin receiving a salary of $75,000 per year, payable monthly.  At such time the Company completes a debt or equity offering of at least $5,000,000, the CTO shall begin receiving a salary of $150,000 per year, payable monthly.  The agreement allows for the cashless exercise of 1,125,000 stock options of the pre-Merger XSport Global, Inc. common stock at a price of $0.051 per share.  The options become fully vested on May 31, 2017 and must be exercised between May 31, 2017 and May 31, 2022 (see Note 13).  These options were cancelled on the Merger date.  On May 27, 2017, the Company granted 252,798 shares with a value of $75,000 in lieu of salary under this agreement.  The CTO resigned in August 2017.

Also, on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, as additional consideration, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

Index
As of September 30, 2018 and 2017, an additional $47,806 and $47,364, respectively, was accrued for other employees and employer taxes which is included in accrued compensation to related parties on the accompanying balance sheet.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities are as follows at September 30, 2018 and 2017:

	September 30, 2018	September 30, 2017

Accounts payable	$611,840	$363,527
Accrued consulting and brand endorsement fees	1,361,666	1,161,249
Accrued other	170,424	64,645
	$2,143,930	$1,589,421

NOTE 9 – LINE OF CREDIT, NOTES PAYABLE RELATED PARTY AND NON-RELATED PARTY

Notes payable

The company has a note payable dated January 2017 to a finance company for the finance of an automobile. The note bears interest at 3.25% per and calls for 60 monthly payments of $685 per month through March 2022.  Total balance of the note is $26,530 as of September 30, 2018, with current maturities of $7,463 and long-term maturities of $19,067.

Line of Credit

The Company has a $100,000 line of credit with a bank with a balance of $98,310 and $0 as of September 30, 2018 and 2017.  The line bears interest at prime rate (5.25% as of September 30, 2018), or a minimum of 4.5%, is collateralized by substantially all assets of the Company, and matures on May 15, 2019.

Notes payable – related parties

Current related party notes payable are as follows at September 30, 2018 and 2017, respectively:

	September 30, 2018	September 30, 2017

Notes payable, shareholder, 0% interest, unsecured, due upon demand. On May 18, 2016, the noteholder converted the note to an 8% unsecured promissory note due August 1, 2016. This note is in default as of September 30, 2018.	$100,000	$100,000

Notes payable, shareholder, 0% interest, unsecured, due upon demand	2,000	2,000
	102,000	102,000

Accrued interest	18,959	10,959
	$120,959	$112,959

Interest expense related to these notes for the years ended September 30, 2018 and 2017 was $8,000 and $7,979, respectively.

Index
NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable are as follows at September 30, 2018 and 2017, respectively:

	Sept. 30, 2018	Sept. 30, 2017

Convertible note payable, including interest at 10%, due December 31, 2016, convertible at $1.47 per share. This note is in default as of September 30, 2018 and continues to accrue interest at 10%.	$100,000	$100,000

Convertible notes payable dated May 5, 2017, including interest at 10%, due May 5, 2018, convertible into shares of the Company’s common stock at $0.0681 per share. This note is currently in default.	10,000	10,000

Four convertible denture notes payable dated in August and September 2017, including interest at 0% (12% after an event of default) due in August and September of 2020, convertible at any time into shares of the Company’s common stock at $0.0615 per share. The Company recorded a debt discount of $25,756 for the beneficial conversion feature upon issuance, with an unamortized balance of $16,576 and $25,161 as of September 30, 2018 and 2017, respectively. A total of $200,000 of these notes were assumed in the Merger, with $40,000 received in cash subsequent the Merger.	223,424	214,840

Three convertible denture notes payable dated in August and September 2018, including interest at 0% (12% after an event of default) due in August and September of 2021, convertible at any time into shares of the Company’s common stock at $0.075 per share.	175,000	-

	508,424	324,840

Accrued interest	36,816	27,646
	545,240	352,486
Less current portion	(146,816)	(137,646)
Long-term convertible notes payable, net	$398,424	$214,840

Interest expense related to these notes for the years ended September 30, 2018 and 2017 was $11,210 and $15,424, respectively.   Amortization of the debt discount was $8,585 and $596 for the years ended September 30, 2018 and 2017, respectively, and included in interest expense for each period on the accompanying consolidated statement of operations.

Index
NOTE 11 – CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

Convertible notes payable to related parties are as follow at September 30, 2018 and 2017, respectively:

	Sept. 30, 2018	Sept. 30, 2017

Convertible note payable to brother of former CEO, including interest at 10%, due December 31, 2016, convertible at $1.47 per share. This note is in default as of September 30, 2018 and continues to accrue interest at 10%.	$50,000	$50,000

Convertible note payable to former CEO, including interest at 10%, due December 31, 2017, convertible at $1.47 per share, currently in default. The Company paid $41,909 towards this note in June 2018.	8,091	50,000

Convertible notes payable, with a shareholder, dated May 5, 2017, including interest at 10%, due May 5, 2018, convertible into shares of the Company’s common stock at $0.0681 per share. This note is currently in default.	5,000	5,000

Convertible notes payable, with a shareholder as part of the purchase price of Shift Now, Inc., dated August 10, 2018, including interest at 5%, convertible into shares of the Company’s common stock at $0.075 per share on August 10, 2019. 50% of the principal and interest are due on August 19, 2019, with the balance due August 19, 2020.	30,000	-
	93,091	105,000
Accrued interest	33,655	25,446
	126,746	130,446
Less current portion	(111,746)	(130,446)
Long-term convertible notes payable, related parties	$15,000	$-

Interest expense related to these notes for the years ended September 30, 2018 and 2017 was $8,000 and $10,203, respectively.

NOTE 12 – COMMON STOCK

On May 13, 2014, the Company filed its Articles of Incorporation with the State of North Carolina Secretary of State giving it the authority to issue 10,000,000 common shares, with no par value.  On February 3, 2016, the majority voting common shareholders approved the amendment of the Company’s articles of incorporation in order to increase its authorized common stock from 10,000,000 shares to 25,000,000 shares.

On September 11, 2017, TeleHealthCare executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation, and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of HeadTrainer, Inc. (the “Acquisition”) whereby the Acquisition was merged with and into the Company (the “Merger”) in consideration for 52,500,000 newly-issued shares of Common Stock of the Company (the “Merger Shares”) (17,500,000 shares post-reverse stock split).  As a result of the Merger, HeadTrainer became a wholly-owned subsidiary of TeleHealthCare, and following the consummation of the Merger and giving effect to the retirement of approximately 47,000,000 shares (15,666,667 shares post-reverse stock split) (leaving approximately 24,000,000 shares remaining prior to the Merger or 8,000,000 shares post-reverse stock split), and the sale of approximately 10,000,000 shares (3,333,333 shares post-reverse stock split) at the Merger to accredited investors, the stockholders of HeadTrainer, Inc. became beneficial owners of approximately 61% of our issued and outstanding common stock.  Certain assets and liabilities of the original TeleHealthCare were then spun off, including assets and liabilities associated with CarePanda, with the Company assuming approximately $195,000 of remaining liabilities and changing the name of the newly merged company to HeadTrainer, Inc.  All TeleHealthCare stock options or warrants expired by September 30, 2017.  Warrants to purchase an aggregate of 1,500,000 shares of common stock (500,000 shares post-reverse stock split) remain from HeadTrainer, with a total of 2,625,000 HeadTrainer stock options cancelled (875,000 post-reverse stock split) (See Note 12).

As a result of the Merger, each HeadTrainer shareholder received approximately 2.53 newly issued shares of TeleHealthCare for every 1 common share of HeadTrainer owned.

Concurrent with Merger, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to (i) change our name to HeadTrainer, Inc.; (ii) to increase the number of our authorized shares of capital stock to 510,000,000 shares, of which 500,000,000 shares shall be common stock and 10,000,000 shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

Index
On March 22, 2018, the Board of Directors and Majority Shareholders approved an amendment to our Articles of Incorporation to change our name to XSport Global, Inc.

Transactions during the year ended September 30, 2018 (all shares are post-reverse stock split):

On October 2, 2017, the Company received proceeds of $60,000 from an accredited investor for the sale of 881,057 shares of the Company’s common stock at a price of $0.068 per share.

On January 10, 2018, the Company received aggregate proceeds of $60,000 from two investors for the sale of a total of 200,000 shares of the Company’s common stock at a price of $0.30 per share.

In April and May 2018, the Company received aggregate proceeds of $50,030 from two investors for the sale of a total of 333,334 shares of the Company’s common stock at a price of $0.15 per share.

In June 2018, the Company received aggregate proceeds of $150,004 from two investors for the sale of a total of 2,000,053 shares of the Company’s common stock at a price of $0.075 per share.

In June 2018, the Company granted the Company’s CEO and CMO an aggregate of 3,316,707 shares of the Company’s common stock for services with an aggregate fair value of approximately $248,000, of which $106,874 was credited against accrued payroll due.

In August 2018, the Company issued 450,000 shares in conjunction with the acquisition of Shift Now, Inc., at a price of $0.075 per share (see Note 6). Pursuant to the purchase agreement, the Company will issue an additional 250,000 shares based on Shift Now’s performance targets.

In August 2018, the Company received aggregate proceeds of $25,000 from an investor for the sale of a total of 333,333 shares of the Company’s common stock at a price of $0.075 per share.

In September 2018, the Company issued 400,000 shares to a consultant for services at a price $0.075 per share based on most recent equity raise.  The share issuance was in connection with a purchase agreement with Triton, to which Triton has agreed to purchase from us up to $1,000,000 of our common stock (subject to certain limitations). Also on August 29, 2018, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Triton, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Triton under the Purchase Agreement.  No funds have been raised to date under this Agreement.

During the year ended September 30, 2018, the Company’s CEO was granted 333,333 shares of restricted common stock as part of future compensation and vested in 208,333 of those shares at $0.0681 per share, with a total value of $14,188 for services pursuant to his employment agreement dated September 15, 2017.  These shares have not yet been issued, however, the compensation expense has been recognized.  Total unrecognized compensation for these stock grants was approximately $8,513 as of September 30, 2018.

During the year ended September 30, 2018, the Company’s Chief Marketing Officer was granted 333,333 shares of restricted common stock as part of future compensation and vested in 125,000 of those shares at $0.0681 per share, with a total value of $14,188 for services pursuant to his employment agreement dated September 15, 2017.  These shares have not yet been issued, however, the compensation expense has been recognized.  Total unrecognized compensation for these stock grants was approximately $8,513 as of September 30, 2018.

Transactions during the year ended September 30, 2017 (all shares are post-reverse stock split):

On November 7, 2016, the two consultants agreed to convert a total of $300,000 of consulting fees earned in 2015 and 2016 into 1,011,191 shares of the Company’s common stock at a price of $0.30 per share.

On November 30, 2016, the Company granted 421,330 shares of common stock at $0.30 per share, with a total value of $125,000, to the Company’s former Chairman of the Board for services pursuant to his amended employment agreement dated April 22, 2015.

In January of 2017, the company received $25,000 from an accredited investor for 84,266 shares of the Company’s common stock at a price of $0.30 per share.

In February of 2017, the Company received $50,000 from an accredited investor for 168,532 shares of the Company’s common stock at a price of $0.30 per share.

Index
In May of 2017, the Company received an aggregate of $40,000 from two accredited investors for 134,825 shares of the Company’s common stock at a price of $0.30 per share.

In August and September of 2017, the Company received an aggregate of $235,035 from accredited investors for 3,451,322 shares of the Company’s common stock at a price of $0.0681 per share.

During the year ended September 30, 2017, the Company’s Chairman of the Board agreed to convert $62,500 of deferred salary earned in 2016 into 210,665 shares of the Company’s common stock at a price of $0.30 per share.

During the year ended September 30, 2017, the Company’s president earned 209,626 shares of common stock at $0.30 per share, with a total value of $62,192 for services pursuant to his amended employment agreement dated May 16, 2016.

During the year ended September 30, 2017, the Company’s CTO earned 165,531 shares of common stock at $0.30 per share, with a total value of $49,110 for services pursuant to his amended employment agreement dated May 27, 2016.

During the year ended September 30, 2017, the Company’s Chief Marketing Officer earned 105,332 shares of common stock at $0.0681 per share, with a total value of $2,838 for services pursuant to his employment agreement dated September 15, 2017.

During the year ended September 30, 2017, the Company’s CEO earned 105,999 shares of common stock at $0.0681 per share, with a total value of $2,838 for services pursuant to his employment agreement dated September 15, 2017. Additionally, the CEO was granted 631,994 shares of common stock with a value of $0.0681 per share ($17,025 total) pursuant to the change of control clause in the CEO’s previous employment agreement dated June 16, 2017.

During the year ended September 30, 2017, a total of 410,433 common shares were earned by directors for services at a fair value of $121,767, or $0.30 per share.

During the year ended September 30, 2017, a total of 188,896 shares were earned by consultants and medical advisors for consulting services with an aggregate fair value of $52,253.

During the year ended September 30, 2017, the Company granted NUWA an additional 88,884 shares with a fair value of $26,370, or $0.30 per share, under their non-dilution clause included in the April 22, 2016 agreement.  No further non-dilution shares are due under the agreement.

NOTE 13 - STOCK OPTIONS AND WARRANTS

As of September 30, 2018, the Company had no outstanding stock options and warrants outstanding to purchase approximately 1.3 million common shares (post-reverse split).  The warrants have terms of 5 to 10 years and have an exercise price of $0.21.  These warrants were issued in April and May of 2016 while XSport Global was a private company as follows:

On April 21, 2016, the Company issued a warrant for 1,895,983 shares of common stock (631,994 shares post-reverse split) to NUWA Consulting Group pursuant to their agreement to purchase common stock (see Note 10).  The warrants have a 5-year term and exercise price of $0.21.  The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, expected term of 5 years, risk free rate 1.93 percent, and annualized volatility of 274%. These warrants were not converted in the Merger and remain outstanding.

Index
On May 18, 2016, the Company issued a warrant for 1,895,983 shares of common stock (631,994 shares post-reverse split) under a Debt Restructure and Conversion Agreement with a consultant.  The warrants have a 10-year term and an exercise price of $0.21.  The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, contractual term of 10 years, risk free rate of 2.45 percent, and annualized volatility of 277%. These warrants were not converted in the Merger and remain outstanding.

NOTE 14 – CONCENTRATIONS

Significant Customers

As of September 30, 2018, the company had accounts receivable balances comprising 28%, 12% and 11% of total accounts receivable from three customer.

During the year ended September 30, 2018, the company had revenues comprising 28%, 19% and 11% of total revenues from three customers.

NOTE 15 – OPERATING LEASE

The Company entered into a lease agreement for office space in August 2017 for a total monthly rental of $1,995 and a term of 24 months.

The Company’s subsidiary, Shift Now, entered into a lease for office space in November 8, 2017 for a total monthly rental of $2,500 per month through December 31, 2018.  Shift Now renewed this lease through December 31, 2019 at $2,500 per month.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The Company has endorsement agreements with spokespeople to serve as the Company’s brand ambassadors entered in January 2015, providing for cash compensation of $100,000 annually.  The agreements have a ten-year term and provide for one-year extensions by agreement of both parties.  The future compensation to brand ambassadors is approximately $1,400,000, to be earned during the period from January 1, 2018 to December 31, 2024. In addition, the Company will pay royalties to each spokesperson of .5% per month for all gross subscription revenue received by the Company for US subscriptions and 0.25% per month for all gross product subscription revenue received by the Company for all non-US subscriptions.  Accrued royalties under these agreements were not material as of September 30, 2018 or September 30, 2017 as the Company had no product sales.  Total accrued expense under these agreements was $450,000 and $250,000 respectively, as of September 30, 2018 and 2017, respectively.

The Company has endorsement agreements with athletes with dates all expiring in 2017, providing for cash compensation of amounts ranging from $50,000 annually to $150,000 annually. The future compensation to athletes is $0 as of September 30, 2018. In addition, the Company agreed to pay royalties of .5% of revenues from subscribers that identify the selected athlete as their favorite athlete.  Accrued royalties under these agreements were not material as of September 30, 2018 and, 2017 as the Company had no product revenues during the years ended September 30, 2018 and 2017.  Total accrued expense related to these agreements was $775,000 as of September 30, 2018 and 2017, respectively.  All agreements were expired as of September 30, 2017.

In addition to the royalties to be paid for products sales to brand ambassadors and athletes, the Company is to pay royalties the former CEO and to the Company’s Founder as disclosed in Related Party footnote, however there have been no product sales through the year ended September 30, 2018.

The Company is to pay commissions to Apple and Google in consideration for services as the Company’s agent and commissionaire for sales of licensed applications to end-users in the amount of 30% of all purchase prices payable to each end-user.  The Company’s application was inactive during the years ended September 30, 2018 and 2017.

On August 28, 2018, the Company entered into a Stock Purchase Agreement with Shift Now (see note 6), which includes the issuance of 125,000 incentive shares of common stock based on gross revenue targets of $500,000 during the 12 months following the closing of the acquisition, plus an additional 125,000 shares of common stock base on gross revenue targets of $500,000 during the following 12 months.

Index
NOTE 17 - INCOME TAXES

As of September 30, 2018, the Company had federal and state net operating loss carryforwards of approximately $6.5 million available to reduce future years’ taxable income through 2037.  Future tax benefits which may arise as a result of these losses have not been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.   Deferred tax assets are established using the U.S. federal statutory tax rate of 21.0% and a state tax rate, net of federal benefit, of 2.6%.

Income tax expense attributable to pretax loss from operations differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax loss as a result of the following:

	For the Year Ended
	September 30, 2018	September 30, 2017

Computed “expected” tax expense	$(242,000)	$(597,000)
Increase (reduction) in income tax resulting from:
Change in valuation allowance	230,000	330,000
State taxes, net of federal benefit	(36,000)	(46,000)
Non-deductible losses and expenses	48,000	313,000

Total income tax	$-	$-

The components of the deferred tax asset and the amount of the valuation allowance are as follow:

	September 30, 2018	September 30, 2017
Deferred tax asset attributed to:
Net operating losses	$1,570,000	$1,980,000
Less, valuation allowance	(1,570,000)	(1,980,000)
Net deferred tax assets	$-	$-

The decrease in the valuation allowance of approximately $410,000 during the year ended September 30, 2018 primarily represents the  change in the US federal corporate tax rate from 35% to 21% as applied to in the net operating loss carry-forwards.

Utilization of the net operating loss carryforwards may be subject to substantial annual limitation under Section 382 of the Internal Revenue Code of 1986, and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change, as define by Section 382, results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company has not conducted a study to determine whether a change of control has occurred or whether there have been multiple changes of control due to the significant complexity and cost associated with such a study. If the Company has experienced a change of control, as defined by Section 382, utilization of the net operating loss carryforwards or research and development tax credit carryforwards would be subject to an annual limitation under Section 382. Any limitation may result in expiration of a portion of the net operating loss carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being presented as an uncertain tax position.

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The statute of limitations for assessment by the Internal Revenue Service, or the IRS, and state tax authorities is open for tax years since inception for federal and state tax purposes. The Company files income tax returns in the U.S. federal and North Carolina state jurisdictions. There are currently no federal or state audits in progress.

The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017.  The Act reduces the US federal corporate tax rate from 35% to 21% and will require the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. Additionally, net operating losses incurred after January 1, 2018 can be carried forward indefinitely. The Company has reflected the aspects of the Act as it relates our calculations as of September 30, 2018.

NOTE 18 - BUSINESS SEGMENT INFORMATION

As of September 30, 2018, the Company had two operating segments, XSport and Shift Now.

The Company’s reportable segments are distinguished by types of service, customers and methods used to provide their services.  The operating results of these business segments are regularly reviewed by the Company’s chief operating decision maker.

The accounting policies of each of the segments are the same as those described in the Summary of Significant Accounting Policies in Note 2.  The Company evaluates performance based primarily on income (loss) from operations.

Operating results for the business segments of the Company were as follows:

	XSport	Shift Now	Total
Year Ended September 30, 2018
Net sales	$-	$195,074		$195,074
Loss from operations	$(1,091,965)	$(24,822)		$(1,116,786)

Year Ended September 30, 2017
Net sales	$-	$-	$
Income (loss) from operations	$(1,721,666)	$-		$(1,721,666)

Total Assets
September 30, 2018	$283,485	$380,919		$664,404
September 30, 2017	$195,046	$-		$195,046

NOTE 19 – SUBSEQUENT EVENTS

On December 17, 2018, the Company consummated the offering of an 8% Convertible Promissory Note in the principal amount of $57,000 (the “8% Note”) and a 10% Convertible Promissory Note in the principal amount of $110,000 (the “10% Note” and, together with the 8% Note, the “Notes”), respectively, in private placements to accredited investors.  The 10% Note was issued for the purchase price of $100,000 and included an original issue discount of $10,000.

In connection with the sale of the 10% Note, the Company also entered into a Securities Purchase Agreement relating to the sale of the 10% Note (the “Purchase Agreement”), and a Common Stock Purchase Warrant (the “Warrant”) providing for the purchase of up to 372,754 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The 8% Convertible Promissory Note

The 8% Note will mature on December 14, 2019, and bears interest at a rate of 8% per annum.  It is convertible into Common Stock on any date after June 12, 2019, after which the 8% Note may be converted into Common Stock at a 40% discount to the Common Stock’s lowest trading price during the 20 trading days prior to the date of the conversion notice.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the 8% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.99% of the outstanding Common Stock.

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The 8% Note may be prepaid in full on any day on or prior to June 12, 2019 but is subject to prepayment premiums that increase over time.  Upon maturity of the 8% Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the 8% Note.  However, the 8% Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

The 10% Convertible Promissory Note

The 10% Note will mature on December 17, 2019, and bears interest at a rate of 10% per annum.  It is convertible into Common Stock at any time, at a 35% discount to the Common Stock’s lowest trading price during the 20 full trading days prior to the conversion date.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the 10% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.99% of the outstanding Common Stock, and an non-waivable limitation on the noteholder’s ability to convert the 10% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 9.99% of the outstanding Common Stock.

The 10% Note may be prepaid in full on any day on or prior to June 15, 2019 but is subject to prepayment premiums that increase over time.  Upon maturity of the 10% Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the 10% Note.  However, the 10% Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the 10% Note, the Company entered into a Purchase Agreement relating to the sale of the 10% Note, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the 10% Note is outstanding.

In connection with the sale of the 10% Note, the Company also issued the noteholder a Warrant, expiring on December 17, 2023 and providing for the purchase of up to 372,754 shares of Common Stock at an exercise price of $0.50 per share.  Exercise of the warrant is subject to certain additional terms and conditions, including a limitation on exercise in the event it would result in the noteholder (together with its affiliates) beneficially owning in excess of 4.99% of the issued and outstanding Common Stock.

Stock issuances

In October 2018, the Company issued 271,094 and 324,749 shares of common stock to the Company’s CMO and CEO, respectively, for deferred wages, with a value of $0.075 per share. Total accrued wages were $87,750 and $42,327, respectively, as of September 30, 2018.

In October 2018, the Company issued 333,333 shares of the Company’s common stock to an accredited investor at a price of $0.075 per share.